Exhibit 10.7

TERM LOAN AGREEMENT

This Term Loan Agreement (the “Agreement”) is dated for reference purposes as of June 28, 2007, between THE INVENTURE GROUP, INC., a Delaware corporation (as further defined below, the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), with the agreement and acknowledgement of all other Obligated Group Parties as to the covenants, representations, and warranties set forth herein applicable to them as part of the Obligated Group.

Unless defined elsewhere in this Agreement, defined terms used herein have the meanings given them in the Definitions Section hereof.

Factual Background

A.            Bank has agreed to make a term loan (the “Loan”) to Borrower in the principal amount of Four Million and No/100 Dollars ($4,000,000.00) (the “Loan Amount”).  The Loan will be secured by, among other things, the lessee’s interest in that certain Ground Lease wherein Lyle Rader, Sue Rader, Brad Rader and Julie Newell (formerly known as Julie Rader) are the current lessors (collectively, “Ground Lessor”) and RADER FARMS, INC., a Delaware corporation (“RFI”), is the current ground lessee, dated May 15, 2007 (the “Ground Lease”).  The Ground Lease is also described in that certain Memorandum of Lease and Purchase Agreement, and recorded May 17, 2007, as Instrument No. 2070502840, Official Records of Whatcom County, Washington.  The Ground Lease covers certain real property (the “Land”) owned by Ground Lessor, consisting of approximately 736 acres of real property and located in Whatcom County, Washington, as more particularly described in the attached Exhibit A, together with all buildings, structures, and other Improvements now or hereafter located on the Land, and certain other property.  Borrower will use the Loan to reimburse Borrower for funds used to acquire the Property that will serve as collateral security for the Loan.  Borrower is a holding company for several affiliated entities, and each of the Obligated Group Parties (other than Borrower) is an Affiliate, and a wholly owned subsidiary, of Borrower.

B.            Borrower is executing a promissory note (the “Note”) payable to Bank evidencing the Loan.   The Loan is secured by a Leasehold Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing (the “Deed of Trust”) covering the Land, the Improvements, and certain other property, and is also secured by other Collateral.  The Credit Facilities, including the Loan and the RLOC/TL Loan shall be cross-collateralized and cross-defaulted.  The RLOC/TL Security Agreement also secures the Loan.  In this Agreement, the term “Lessee’s Rights” means all of the RFI’s right, title, and interest under the Ground Lease, including all possessory rights to the Land, and all rights and interests of the RFI in all Improvements now existing or hereafter located on the Land, and the term “Property” means all or any part of the property affected by the Deed of Trust, or any interest in all or any part of it, as the context requires, which includes but is not limited to all of the Lessee’s Rights and all now existing or hereafter acquired interests of RFI in and to the Land together with all Improvements now or hereafter located on it.  As a material condition and material consideration of Bank making the Loan to Borrower, Bank has required that (i) Ground Lessor consent to the liens and security interests under the Deed of Trust, and (ii) Ground Lessor and RFI agree to certain other terms and conditions, including nondisturbance of the Lessee’s Rights under the Ground Lease following a foreclosure under the Deed of Trust, deed or assignment in lieu of foreclosure or similar action, and certain clarifications to the Ground Lease required by Bank, pursuant to a Ground Lessor’s Consent Agreement in form and substance mutually agreed between Ground Lessor, RFI, Borrower, and Bank (the “Ground Lessor’s Consent”).

C.            The following parties have each agreed to guarantee all or certain of Borrower’s obligations to Bank in accordance with one or more Guaranties:

(1)           LA COMETA PROPERTIES, INC., an Arizona corporation (“La Cometa”);

(2)           POORE BROTHERS - BLUFFTON, LLC, a Delaware limited liability company (the “PBB”);

(3)           TEJAS PB DISTRIBUTING, INC., an Arizona corporation (“Tejas”);

(4)           BOULDER NATURAL FOODS, INC., an Arizona corporation (“Boulder”);

(5)           BN FOODS INC., a Colorado corporation (“BN Foods”); and

(6)           RFI (i.e., RADER FARMS, INC., a Delaware corporation).

Each of the Guarantors described above is an Obligated Group Party (as such term is defined below).  It is intended (i) that each Obligated Group Party shall be liable for the Credit Facilities, directly or indirectly, as a Borrower or as a Guarantor, (ii) that all business assets of each Obligated Group Party shall be pledged to Bank as collateral for the Credit Facilities, (iii) that the financial statements and other information required of Borrower under this Agreement shall be prepared on a consolidated basis to include all Obligated Group Parties, (iv) that all covenants of Borrower shall be covenants of the Obligated Group Parties as applicable to the appropriate Obligated Group Party(ies), and (v) that all representations and warranties of Borrower shall be representations and warranties of the Obligated Group Parties as applicable to the appropriate Obligated Group Party(ies).

D.            The Loan is due and payable on July 1, 2017 (the “Maturity Date”).

E.             This Agreement, the Note, and the Deed of Trust, together with all of their exhibits, and all other documents which evidence, guaranty, secure, or otherwise pertain to the Loan collectively constitute the “Loan Documents.”

THEREFORE, Bank and Borrower agree as follows:

Agreement

Definitions:  The following capitalized words and terms shall have the meanings set forth in the “Factual Background” section above, or if not defined therein, shall have the following meanings when used in this Agreement.  All references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  The term “Guarantor,” as used in this Agreement and the other Loan Documents shall apply only if any such party exists, and should be ignored if inapplicable.

“Accelerating Transfer” has the meaning set forth in the Deed of Trust.

“Account” means Borrower’s checking account number 151701212137 at Bank.

“Affiliate of” or “affiliated with” means in control of, controlled by or under common control with.

“Agricultural Laws” means all existing and future laws relating to perishable agricultural commodities, including but not limited to the Food Security Act, the Perishable Agricultural Commodities Act, and all applicable state and federal agricultural laws.

“Agreement” means this term loan agreement between Borrower and Bank.

“Approved Existing Liens” means, collectively, the liens set forth on Exhibit B attached hereto, and any other lien on collateral for any Credit Facility approved in writing by Bank from time to time.

“Approved Existing Lien Collateral” means collateral for any Credit Facility which is subject to any Approved Existing Lien.

“BN Foods” has the meaning set forth in Recital C above.

“Bailee Letter” has the meaning set forth in the RLOC/TL Loan Agreement.

“Boulder” has the meaning set forth in Recital C above.

“Borrower” means the entity described in the introductory paragraph to this Agreement; provided, however, that because RFI is the Ground Lessee under the Ground Lease and the owner/holder of the Lessee’s Rights that are collateral for the Loan, Borrower, and RFI by it’s signature below, each agrees that anywhere in this Agreement where the obligation is related to or in connection with the Ground Lease or the Property or any portion thereof, RFI shall comply with any such obligation and Borrower shall also have the obligation to cause RFI to comply with any such obligation.  If RFI does not comply with any such obligation, then Borrower shall be obligated and hereby agrees to timely perform such obligation in RFI’s stead.  Borrower and RFI agree that the non-performance of such obligation by them shall constitute an Event of Default under this Agreement.

“Borrowing Base” has the meaning set forth in the RLOC/TL Loan Agreement.

“Borrowing Base Certificate” has the meaning set forth in the RLOC/TL Loan Agreement.

“Borrower’s Indemnity” means, collectively, all of Borrower’s obligations under each indemnity by Borrower in favor of Bank and/or the Indemnified Parties relating to Hazardous Substances, including but not limited to Borrower’s covenants, warranties, and indemnification obligations set forth in any provisions contained within the Loan Documents, and/or separate secured or unsecured indemnity agreement, relating to Hazardous Substances executed by Borrower in connection with the Loan, and specifically including that certain Indemnity Agreement dated of even date herewith executed by Borrower in connection with the Loan.

“Change in Control” means any transaction or series of transactions that result in any transfer, direct or indirect, of fifty percent (50%) or more of the voting power of Borrower or any Guarantor, or other power to direct or cause the direction of the management and policies of Borrower or any Guarantor, as the case may be, or fifty percent (50%) or more of the direct or indirect beneficial ownership of Borrower or any Guarantor, as the case may be.

“Closing Date” means the date of recordation of the Deed of Trust.

“Collateral” means all real and/or personal property now or hereafter assigned, pledged, or hypothecated to Bank as collateral security for the Loan.  The Collateral includes all collateral covered under the Deed of Trust, and all includes all personal property business assets of the Obligated Group now or hereafter assigned, pledged, or hypothecated to Lender as collateral security for the Loan.

“Compliance Certificate” has the meaning set forth in Section 3.5 below.

“Covered by Insurance” is when defense of a lawsuit has been tendered to the applicable insurance carrier under a valid insurance policy that provides coverage with respect to the claim and has a deductible amount of less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), such insurance carrier has accepted such tender of defense, and such insurance carrier proceeds with such defense without denying liability for any part of such claim which could result in liability of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more to Borrower or any Guarantor.

“Credit Facilities” means all extensions of credit from the Bank to Borrower or any other Obligated Group Party, whether now existing or hereafter arising, including but not limited to the Loan described in Recital A above, and the RLOC/TL Loans (each, a “Credit Facility”).

“Deed of Trust” has the meaning set forth in Recital B above.

“Default Rate” has the meaning given it in the Note; provided, however, that if a default rate is not used or defined in the Note, “Default Rate” shall mean a per annum interest rate of five percent (5%) in excess of the rate of interest charged from time to time under the Note (the “Note Rate”); provided, however, that if a default rate is not used or defined in the Note evidencing the Loan, or if more than one Note Rate applies, the “Default Rate” shall mean a per annum interest rate of five percent (5%) in excess of the highest Note Rate.

“EBITDA” means, for the Obligated Group for the applicable period, net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense.

“EBITDAR” means, for the Obligated Group for the applicable period, net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus rent or lease expense.

“EDGAR System” means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system.

“Eligible Account” has the meaning set forth in the RLOC/TL Loan Agreement.

“Eligible Finished Goods Inventory” has the meaning set forth in the RLOC/TL Loan Agreement.

“Eligible Inventory” has the meaning set forth in the RLOC/TL Loan Agreement.

“Eligible Raw Materials Inventory” has the meaning set forth in the RLOC/TL Loan Agreement.

“Events of Default” means those events of default set forth in Section 7.1 (each, an “Event of Default”).

“Facility 1” has the meaning set forth in Recital A of the RLOC/Term Loan Agreement.

“Facility 2” has the meaning set forth in Recital A of the RLOC/Term Loan Agreement.

“Fixed Charge Coverage Ratio” means, for the Obligated Group for the applicable period, (a) EBITDAR minus cash taxes, cash dividends, and Maintenance Capital Expenditures, divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense.

“GAAP” means generally accepted accounting principles, consistently applied.

“Grower Lien” any lien on any collateral for any Credit Facility pursuant to PACA or any other Agricultural Law.

“Ground Lease” has the meaning set forth in Recital A above.

“Ground Lease Default Notice” has the meaning set forth in Section 4.2 below.

“Ground Lessor” has the meaning set forth in Recital A above.

“Ground Lessor’s Consent” has the meaning set forth in Recital B above.

“Guarantor” means, each person or entity guaranteeing all or any portion of Borrower’s obligations under the Loan Documents, or all or any portion of any other party’s obligations under the Loan Documents, pursuant to a Guaranty, including those parties described in Recital C above (collectively, the “Guarantor” or “Guarantors”).  “Guarantor” also means any indemnitor under any indemnity agreement.

“Guaranty” means, each guaranty executed or required to be executed in favor of Bank in connection with any of the Credit Facilities, including each continuing guaranty, payment guaranty, payment and performance guaranty, or other guaranty or indemnity agreement (collectively, the “Guaranty” or “Guaranties”).

“Home Page” means Borrower’s corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as “www.inventuregroup.net” or such other universal resource locator that Borrower shall designate in writing to Bank as its corporate home page on the World Wide Web.

“Hazardous Substance” means and includes any substance, material, or waste, including asbestos, petroleum, and petroleum products (including crude oil), that is or becomes designated, classified, or regulated as “toxic” or “hazardous” or a “pollutant,” or that is or becomes similarly designated, classified, or regulated, under any federal, state, or local law, regulation, or ordinance, but does not include any such substance that is a customary and ordinary household, cleaning, or office product used on the Property by Borrower or any tenant or agent of Borrower, or customary construction materials used during the course of construction of any Improvements on the Property by Borrower or it contractors, provided such use is in accordance with applicable hazardous materials laws and regulations.

“Improvements” means all existing and hereafter constructed improvements to the Land.  All such Improvements shall be constructed and maintained in accordance with the terms of the Ground Lease.

“Indemnified Costs” means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank’s counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct.

“Indemnified Parties,” means Bank, its parent, subsidiary, and any affiliated companies, any assignees of any of Bank’s interest in the Loan or the Loan Documents, any owners of participation or other interests in the Loan or the Loan Documents, any purchasers of all or any portion of the Property at any foreclosure sale or from Bank or any of its affiliates, and the officers, directors, employees, and agents of each of them (each individually, an “Indemnified Party”).

“Initial Minimum TNW Amount” means Fourteen Million Seven Hundred Fifty Thousand and No/100 Dollars ($14,750,000.00).

“Insolvency Payments” means all monetary obligations incurred or accrued during the pendency of any Insolvency Proceeding regardless of whether allowed or allowable in such proceeding.

“Insolvency Proceeding” means any bankruptcy, receivership, or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

“La Cometa” has the meaning set forth in Recital C above.

“Land” has the meaning set forth in Recital A above.

“Lessee’s Rights” has the meaning set forth in Recital B above.

“Leverage Ratio” means, for the Obligated Group, the relationship, expressed as a numerical ratio, between:  (a) Total Funded Debt of the Obligated Group, and (b) EBITDA of the Obligated Group on a rolling four (4) quarter basis, calculated at the end of each fiscal quarter, using the results of that fiscal quarter and each of the three (3) immediately preceding fiscal quarters.

“Loan” means the loan being made available by Bank to Borrower pursuant to the terms of this Agreement as described in Recital A above.

“Loan Amount” has the meaning set forth in Recital A above.

“Loan Documents” has the meaning set forth in Recital E above.

“Maintenance Capital Expenditures” means One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).

“Maturity Date” has the meaning set forth in Recital D above.

“Maximum Loan-to-Value Ratio” means the ratio of the Loan Amount to the Property Value.

“Minimum TNW Amount” means, initially, the Initial Minimum TNW Amount; provided, however, that Bank shall have the right to increase or decrease this Initial Minimum TNW Amount as determined by Bank based upon the post-Rader Acquisition consolidated balance sheet of Borrower that Borrower is required to promptly deliver to Bank; provided further, however, that the Minimum TNW Amount shall be increased annually, as of the end of each fiscal year of Borrower, by an amount equal to fifty percent (50%) of Borrower’s consolidated positive net income in accordance with GAAP.

“Net Eligible Accounts” has the meaning set forth in the RLOC/TL Loan Agreement.

“Net Monthly Cash Income” means all actual cash income received from the Property during a calendar month less the actual operating expenses incurred for or attributable to the Property, excluding amounts payable under the Note.

“Note” means that certain promissory note described in Recital B above made by Borrower to the order of Bank in the Loan Amount, as amended, renewed, restated, or replaced from time to time.  “Notes” means, collectively, all promissory notes, instruments, reimbursement agreements, or other contracts or agreements evidencing the terms and conditions of the Obligations, including the “Note” described in Recital B above, and also including the Facility 1 Note and the Facility 2 Note.

“Obligations” or “obligations” means all obligations, indebtedness, and liabilities of Borrower to Bank, or any of Bank’s Affiliates, successors or assigns, of every kind and nature, including but not limited to all loans, advances, drafts, overdrafts, checks, promissory notes, and all other debts, liabilities, and obligations of every kind owning by Borrower to Bank, whether direct or indirect, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, of the same or a different nature, whether now existing or hereafter incurred or created, or whether incurred directly or acquired by Bank by assignment or otherwise, including interest thereon and all costs, expenses, and reasonable attorney’s fees (including the fees of in-house counsel) paid or incurred by Bank at any time before or after judgment in attempting to collect any of the foregoing, to realize on any collateral securing any of the foregoing, to realize on any guaranty or indemnity executed in connection with the foregoing, and to enforce this Agreement.  The “Obligations” specifically include, but are not limited to, all indebtedness of Borrower to Bank under the Loan and under the Credit Facilities, and all advances made by Bank to or for the benefit of Borrower thereunder, and Surrendered Payments.  In the event that Bank makes any Surrendered Payment, including pursuant to a negotiated settlement, the Surrendered Payments shall immediately and automatically without any further action required on behalf of Bank or any other party, be reinstated as Obligations, regardless of whether this Agreement has been terminated, cancelled, or released pursuant to its terms or otherwise and regardless of whether Bank has surrendered, terminated, cancelled, or released this Agreement prior to returning any Surrendered Payments.  Unless Borrower shall have otherwise agreed in writing, for the purposes of this Agreement, “Obligations” shall not include “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

“Obligated Group” and “Obligated Group Parties” shall mean, collectively, (a) Borrower, (b) La Cometa, (c) PBB, (d) Tejas, (e) Boulder, (f) BN Foods, and (g) RFAC (each, individually, an “Obligated Group Party”).

“PACA” means the Perishable Agricultural Commodities Act, as such may be amended, recodified, and in effect from time to time.

“Patriot Act” has the meaning set forth in Section 9.26 below.

“PBB” has the meaning set forth in Recital C above

“Property” has the meaning set forth in Recital B above.

“Property Value” means the lower of (a) the actual acquisition cost of the Land and existing Improvements as previously disclosed by Borrower to Bank, or (b) the “as is” market value of the Land and existing Improvements as determined by Bank using, as appropriate, a methodology which (i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, all as determined by Bank in its sole and absolute discretion.

“Rader Acquisition” means the acquisition by RFAC and/or the other Obligated Group Parties, of all or a portion of the assets of RADER FARMS, INC., which acquisition is being financed in part with the proceeds of the Credit Facilities.

“Rader Acquisition Assets” means all business assets of RADER FARMS, INC. being acquired by RFAC and/or the other Obligated Group Parties as part of the Rader Acquisition.

“Requirements” has the meaning set forth in Section 3.1.

“Reserve Account” means each reserve or impound account established and thereafter maintained at Bank in the name of Borrower, on and subject to such terms and conditions, and at such interest rates, as Bank may offer to Borrower in connection with the Loan (collectively, the “Reserve Accounts”).

“Reserve Deposit” means each deposit of funds required pursuant to the Loan Documents to be made into a Reserve Account (collectively, the “Reserve Deposits”).

“RFAC” has the meaning set forth in Recital C above

“RFAC Eligible Inventory” has the meaning set forth in the RLOC/TL Loan Agreement.

“RLOC/TL Security Agreement” means that certain Security Agreement (Blanket — All Business Assets) dated as of May 16, 2007 executed by all Obligated Group Parties in favor of Bank, which secures, among other things, (a) the Loan Agreement and all obligations of Borrower in connection with the Loan, and (b) all obligations of Borrower in connection with Facility 1 and Facility 2.

“RLOC/TL Loans” means, collectively, Facility 1 and Facility 2, which Credit Facilities were made available by Bank to Borrower pursuant to and as described in the RLOC/TL Loan Agreement.  The Loan and the RLOC/TL Loans shall be cross-collateralized and cross-defaulted.

“RLOC/TL Loan Agreement” means that certain Loan Agreement (Revolving Line of Credit Loan and Term Loan) between Borrower and Bank dated as of May 16, 2007 evidencing the RLOC/TL Loans, which RLOC/TL Loan Agreement was made with the agreement and acknowledgement of all other Obligated Group Parties as to the covenants, representations, and warranties set forth therein applicable to them as part of the Obligated Group.

“RLOC/TL Loan Closing Date” means May 17, 2007.

“RLOC/TL Loan Documents” means all documents which evidence, guarantee, secure, or otherwise pertain to the RLOC/TL Loans, including but not limited to the RLOC/TL Loan Agreement, the RLOC/TL Security Agreement, and any other security instrument or agreement securing the RLOC/TL Loan.

“Royalties Payable” means, the aggregate of all accrued and unpaid royalties payable of the Obligated Group as show on Borrower’s consolidated balance sheet.

“Security Agreement” means any pledge, assignment, or grant of a security interest in favor of Bank of all or any portion of the Obligated Group’s assets, including the assignment and security interest created in favor of Bank pursuant to that certain Security Agreement (Blanket - All Business Assets) dated as of May 16, 2007 executed by each Obligated Group Party in favor of Bank dated of even date herewith.  Each Security Agreement shall be in form and substance acceptable to Bank.

“Subject Party” means, for any and all financial covenants set for this Agreement, the subject party (i.e., Borrower, Guarantor, Obligated Group, or other applicable party) or each subject party, as the context may require, with respect the particular covenant.  For any Subject Party who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

“Surrendered Payments” means, collectively, the amount of any payments made to Bank or any other party on behalf of Borrower or any other Obligated Group Party (including payments resulting from liquidation of collateral) which are recovered from the Bank by a trustee, receiver, creditor, or other party pursuant to applicable federal or state law.

“Swap Contract” means, individually and collectively, as the context may require, any rate lock agreement or interest rate protection agreement, such as any rate lock agreement, interest rate swap agreement, the International Swaps and Derivatives Association, Inc. Master Agreement, or similar agreement or arrangements now existing or hereafter entered into by Borrower and/or any other Obligated Group Party and Bank in connection with one or more of the Credit Facilities, to hedge the risk of variable rate interest volatility or fluctuations in interest rates, as any such agreement or arrangement may be modified, supplemented and in effect from time to time.

“Swap Payments” has the meaning set forth in Section 6.1.

“Tangible Net Worth” means (1) the total of all assets properly appearing on the consolidated balance sheet of Borrower (i.e. of the Obligated Group) in accordance with GAAP, less (2) the sum of (i) the book amount of all such assets which would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expenses, (ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Agreement, (iii) all reserves which have not already been deducted in calculating total assets on Borrower’s consolidated balance sheet, including reserves for depreciation, depletion, insurance, and inventory valuation, but not including contingency reserves not allocated for any particular purpose and not deducted from assets, (iv) the amount, if any, at which any shares of stock of Borrower or any other Obligated Group Party appear on the asset side of such balance sheet, (v) all liabilities of Borrower or any other Obligated Group Party shown on such balance sheet, (vi) all investments in foreign affiliates and non-consolidated domestic affiliates, and (vii) all accounts or notes due to Borrower or any other Obligated Group Party from any shareholder, director, officer, employee or affiliate of Borrower or any other Obligated Group Party or from any relative of such party.

“Tejas” has the meaning set forth in Recital C above.

“Third Party Indemnity” means any indemnity agreement executed by a Guarantor or any other third party in favor of Bank, including the indemnity in favor of Bank pursuant to those certain Third Party Indemnity Agreements being executed by each Guarantor in connection with the Loan.

“Total Funded Debt” means, for the Obligated Group for the applicable period, the sum of (a) outstanding borrowings under the Loan and the RLOC/TL Loans, plus (b) the face amount of issued and outstanding letters of credit, plus (c) the aggregate outstanding principal balance of all other indebtedness for borrowed money, including capital lease obligations, plus (d) the aggregate of all guaranties executed by Borrower or any other Obligated Group Party.

“Unmatured Event of Default” means an event that, with notice or the passage of time, or both, could become an Event of Default.

1.             Conditions Precedent to Closing and Disbursement.

1.1          Conditions to Closing and Disbursements Upon Closing.  Before Bank becomes obligated to close the Loan herein contemplated or make any disbursement under this Agreement, the following closing conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in its sole and absolute discretion. No waiver of any closing condition is effective unless expressly made in writing by Bank.

(a)           Financial Statements of Borrower and Other Financial Information.  Borrower shall have delivered to Bank all financial statements and other financial information currently required under the Loan Documents, certified as being true, correct, and complete in all material respects by an authorized officer, manager, member, or general partner of Borrower or other applicable parties.

(b)           Organizational Documents and Certificates.  Borrower shall have delivered to Bank, for each party to each of the Loan Documents:

(i)            All organization documents and evidence of due formation and good standing requested by Bank.

(ii)           All resolutions, certificates of authority, incumbency certificates, or other evidence of authorization requested by Bank.

(iii)          Evidence of such party’s Federal Tax Identification Number.

(iv)          An Article 9 Certificate in form and substance acceptable to Bank.

(c)           Loan Documents and Other Items.  Borrower shall have duly executed or obtained the due execution of, and delivered to Bank, all Loan Documents and other items required by Bank to be executed in connection with the Loan, including but not limited to this Agreement, the Note, the Deed of Trust, the Guaranties, the Third Party Indemnities, UCC-1 financing statements, and any and all other such documentation otherwise required by Bank to fulfill the purposes of this Agreement.

(d)           Security Interests Perfected.  The Deed of Trust shall have been duly recorded in a first-priority lien position.  Bank’s security interest in all personal property and fixtures described in the Deed of Trust shall have been duly perfected in a first-priority lien position.  Bank’s security interest in all property pledged as collateral security for the Loan, as described in one or more Security Agreements or other security instruments executed by Borrower, and/or any third party pledgor, in favor of Bank, shall have been duly perfected in a first-priority lien position.

(e)           Title Insurance Commitment.  Bank shall have received a commitment to issue an ALTA extended coverage lender’s policy of title insurance underwritten by a title insurance company approved by Bank in its sole and absolute discretion in an amount not less than the Loan Amount and insuring the lien of the Deed of Trust to be a first-priority lien on the Property, including the Lessee’s Rights, subject only to such exceptions and conditions to title as Bank has approved, and containing such endorsements as Bank may require, which may include zoning, survey, access, parcel contiguity, variable rate, environmental, tax parcel, and leasehold policy endorsements.  In addition, if required by Bank, one or more other title insurance companies acceptable to Bank shall have issued such coinsurance and/or reinsurance as Bank may require.  No title matter may be insured over by any title company without the express written consent of Bank.  The final title insurance policy shall be delivered to Bank within a reasonable time following the issuance of the title insurance commitment.

(f)            Survey.  If requested by Bank, Borrower shall have delivered to Bank an ALTA/ACSM survey of the Land and any existing Improvements thereon certified to Bank and the title insurance company by a licensed land surveyor and showing the location of all boundary lines, easements, rights of way, and other matters affecting the Land.  Such survey shall be certified by the land surveyor within ninety (90) days of the Loan Closing Date.  Such survey shall be sufficient for the deletion of the survey exception, if any, from the Bank’s title insurance policy.

(g)           Flood Hazard Evidence and Insurance.  Borrower shall have provided Bank with evidence as to whether or not the Land or any portion thereof is located in an area identified as having “special flood hazards” as such term is defined in the federal Flood Disaster Protection Act of 1973, as amended.  If any part of the Improvements is in a special flood hazard area, Borrower shall have provided Bank with a flood insurance policy as part of the insurance requirements of this Agreement.

(h)           Insurance.  Borrower shall have provided evidence that there is in effect all insurance required by Bank pursuant to this Agreement and the other Loan Documents, written by insurers, and in form and in amount satisfactory to Bank.  Borrower shall also have provided evidence that there is in effect all insurance required by Bank pursuant to the RLOC/TL Loan Agreement and the other RLOC/TL Loan Documents, written by insurers, and in form and in amount satisfactory to Bank.

(i)            Taxes and Tax Service Contract.  Borrower shall have provided to Bank the tax identification number(s) assigned to the Land and evidence that all taxes and assessments levied against or affecting the Land have been paid current, or in the event Borrower has commenced a legal or administrative challenge to any such tax or assessment, evidence that such liability has been bonded over, or that funds for the payment thereof (in the amount of the original assessment) have been escrowed with an independent third party with provisions for the payment thereof satisfactory to Bank in its sole and absolute discretion.  Borrower shall have provided to Bank, at Borrower’s cost and expense, a tax service contract for the Land with a tax service company, and containing terms and conditions, acceptable to Bank in its sole and absolute discretion.  Additionally if requested by Bank, Borrower shall also provide a sales tax clearance letter from the appropriate taxing authority.

(j)            Appraisal.  Bank shall have received, reviewed and approved, in Bank’s sole and absolute discretion, an MAI certified appraisal of the Property, performed in accordance with FIRREA and Bank’s appraisal requirements by an appraiser selected and retained by Bank, in form and content acceptable to Bank.

(k)           Environmental.  Bank shall have received, reviewed, and approved, in Bank’s sole and absolute discretion, a Phase I Environmental Site Assessment prepared by a licensed or registered environmental engineer or other qualified party satisfactory to Bank, and the information set forth in it must be acceptable to Bank.

(l)            Agreements Related to the Property.  If requested by Bank, Borrower shall provide Bank with copies of all ongoing agreements related to the Property, including but not limited to all property management agreements, all service contracts and warranties, all leases affecting the Property, and such other Property-related information which Bank may reasonably request.  All such agreements required by Bank shall be in full force and effect.

(m)          Existing Leases; Subordinations.  If there are any leases of any part of the Property in existence as of the loan closing date other than the Ground Lease (i) copies of those leases must be delivered to and approved by Bank, and (ii) if required by Bank, Bank shall have received fully executed estoppel certificates, subordination agreements, and/or subordination, nondisturbance and attornment agreements, in form and substance acceptable to Bank.

(n)           Fees.  Borrower shall have paid to Bank, in immediately available funds, all fees and costs called for under this Agreement or by any Loan commitment letter.

(o)           Approval of Items.  Bank shall have approved or consented to, as the case may be, all items required by Bank prior to the closing of the Loan pursuant to this Agreement which are subject to the consent or approval of Bank.  All contracts or agreements included in such items shall be in full force and effect.

(p)           Zoning.  If required by Bank, Borrower shall have provided to Bank evidence satisfactory to Bank in its sole and absolute discretion that the Property is properly zoned for its intended use and that any and all zoning stipulations have been complied with.

(q)           Condition of Property. Unless otherwise agreed in writing by Bank, the Property and all existing improvements thereon shall not be in need of immediate repairs (except de minimis repairs), as determined by Bank in its sole and absolute discretion.

(r)            No Default.  No event shall have occurred and be continuing which would constitute a default or Event of Default (as defined in the applicable document) or an Unmatured Event of Default under any of the Loan Documents.

(s)           No Condemnation Proceedings.  Neither the Property nor any interest in it shall be affected by eminent domain or condemnation proceedings.

(t)            Opinion Letters.  If required by Bank, Borrower has delivered to Bank a favorable opinion from independent counsel, opining to such matters as Bank may require, in form and substance satisfactory to Bank in its sole and absolute discretion, by counsel acceptable to Bank for Borrower and/or any other parties to the Loan Documents.

(u)           Miscellaneous.  Borrower shall have delivered to Bank any other item reasonably deemed necessary by Bank and shall have fulfilled any other condition reasonably required by Bank to fulfill the intention of this Agreement and any Loan commitment issued to Borrower.

2.             Disbursement Conditions and Procedures; Other Loan Terms.

2.1          Disbursement Conditions, Amounts, and Procedures.

(a)           Single Disbursement.  Subject to the terms hereof, unless otherwise agreed in writing by Bank, Bank shall disburse the Loan as a single disbursement upon the closing of the Loan.

(b)           Debit of Loan at Closing.  As of the day the Loan closes, Bank is authorized to make payments on Borrower’s behalf by debiting the Loan funds and disbursing such amounts to itself for all costs and expenses payable by Borrower to Bank pursuant to the terms of this Agreement, if such have not been received by Bank in immediately available funds directly from Borrower’s own funds.  Such expenses shall include but not be limited to:  (i) legal fees and expenses of Bank’s counsel; (ii) loan administration and documentation fees; (iii) appraisal fees, and, if applicable, appraisal review fees; and (iv) and other fees and costs required to be paid to Bank by Borrower under this Agreement.

(c)           Interest on Disbursement.  Interest on the Loan shall be payable from the time Bank debits the Loan funds in the amount of the disbursement.

(d)           Use of Disbursements.  Borrower agrees to use disbursements solely in conformity with the uses set forth above, except as otherwise provided herein or agreed to in writing by Bank.

(c)           Debit of Loan at Closing.  As of the day the Loan closes, Bank is authorized to make payments on Borrower’s behalf by debiting the Loan funds and disbursing such amounts to itself for all costs and expenses payable by Borrower to Bank pursuant to the terms of this Agreement, if such have not been received by Bank in immediately available funds directly from Borrower’s own funds.  Such expenses shall include but not be limited to:  (i) legal fees and expenses of Bank’s counsel; (ii) loan administration and documentation fees; (iii) appraisal fees, and, if applicable, appraisal review fees; and (iv) other fees and costs required to be paid to Bank by Borrower under this Agreement.

(f)            Interest on Disbursement.  Interest on the Loan shall be payable from the time Bank debits the Loan funds in the amount of the disbursement.

2.2          Escrow for Loan Closing; Fulfillment of Conditions.

(a)           Escrow for Loan Closing.   In connection with the Loan closing and the disbursement of Loan proceeds by Bank under this Agreement, Bank, at its option, may require that such disbursement be made through an escrow maintained with a title company or law firm acceptable to Bank in its sole and absolute discretion, in accordance with escrow instructions prepared by Bank.

(b)           Fulfillment of Conditions. Bank need not make any disbursement of the Loan funds until Borrower fulfills all conditions of the Loan Documents, at Borrower’s sole cost and expense.  All such conditions shall be satisfied at Borrower’s sole cost and expense.

(c)           Deferral of Conditions; Conditions Subsequent.  If Borrower has not fulfilled all closing and disbursement conditions prior to the date set for closing the Loan, Bank, at its option, may close the Loan without disbursing any Loan funds or may close the Loan and disburse some or all of the Loan funds subject to Borrower’s compliance with any or all such condition(s) as conditions subsequent to the Loan closing.  In such event, Bank shall notify Borrower of the conditions subsequent that must be met and the time period(s) within which Borrower is required to comply.  If no time period for compliance is specified by Bank as to any condition subsequent, then Borrower shall comply with such condition subsequent within thirty (30) days of the date of closing of the Loan.  Failure of Borrower to comply with all conditions subsequent within the applicable time periods shall be an Event of Default hereunder.

2.3          Automatic Deduction.  At Borrower’s election, automatic deduction may be used to make payments under the Loan.  If Borrower so elects, then the following shall apply:

(a)           Monthly Payments.  Borrower agrees that monthly payments on the Loan will be deducted automatically on the due date from the Account.

(b)           Date of Debit.  Bank will debit the Account on the dates the payments on the Loan become due.  If a due date does not fall on a Banking Day (as such term is defined in the Note) , Bank will debit the Account on the first Banking Day following the due date.

(c)           Maintenance of Funds.  Borrower will maintain sufficient funds in the Account on the dates Bank enters debits authorized by this Agreement.  If there are insufficient funds in the Account on the date Bank enters any debit authorized by this Agreement, the debit will be reversed.

(d)           Security.  Borrower hereby grants to Bank a security interest in the Account, and any other accounts from which Borrower may hereafter authorize Bank to debit payments due on the Loan, for the purpose of securing the payment of amounts Bank is authorized to deduct from the Account or such other accounts.

2.4          Collateral Security.

(a)           Other Collateral.  In addition to the Property described above, the Loan shall be secured by all of the following:

(i)            Personalty Related to the Land and Improvements.  A first-priority lien on and security interest in all equipment, furniture, fixtures, and materials to be incorporated into any Improvements, and any other personal property owned by Borrower located on or used in connection with the Land and Improvements; provided, however, that as to any such property assets subject to an Approved Existing Lien, Bank shall obtain a second-priority security interest, subject only to the Approved Existing Lien.

(ii)           Contracts.  If requested by Bank, an assignment of, and first-priority security interest in and all development contracts, management contracts, service and warranty contracts, and all other agreements now or hereafter entered into by Borrower in connection with the leasing, management, operation, or maintenance of Property, or for services on or related to, the Property.

(iii)          Business Assets.  A first-priority security interest in all business assets of the Obligated Group, as more particularly described in one or more Security Agreements; provided, however, that as to any business assets subject to an Approved Existing Lien, Bank shall obtain a second-priority security interest, subject only to the Approved Existing Lien; provided further, however, that with respect to any vehicles currently owned by any being purchased as part of the Rader Acquisition Assets (as such term is defined in the RLOC/TL Loan Agreement), no lien of Bank on the certificates of title for such vehicles shall be required.

(iv)          Accounts.  An assignment of, and first-priority security interest in all of the following accounts (if any, whether opened prior to, concurrently with, or subsequent to, the closing of the Loan), and all funds contained or deposited therein:  (A) the Account, and (B) all Reserve Accounts, is any.

(v)           Swap Contract Payments.  An assignment of, a lien on, and first-priority security interest in all payments due at any time and from time to time from Bank to Borrower under any Swap Contract.

(b)           Release of Collateral.  Unless otherwise agreed in writing by Bank, Bank’s security interest in all collateral for the Loan shall be released by Bank when the Loan has been paid and performed in full unless such collateral also serves as collateral for other indebtedness of Borrower or any other party to Bank; provided, however, that if there is any conflict in the release terms contained in any security agreement, assignment, or other security instrument as to the terms upon which the Bank’s security interest in the collateral described in that document, or any portion thereof, shall be terminated and/or released and the terms of this Section, the terms of any such security agreement, assignment, or other security instrument shall control and govern the collateral described therein.

(c)           Collateral Documents.  Borrower agrees to execute and/or authorize, as the case may be, any and all documents, including security agreements and financing statements, as Bank may reasonably request in order to create, perfect, or continue the security interests described above.

(d)            Cross-Collateralization; Payment Application.

(i)             Borrower and each other Obligated Group Party understands and acknowledges that certain collateral will secure both the Loan and the RLOC/TL Loans, and may secure other Obligations, and thus the Loan and the RLOC/TL Loans (and any other secured Obligations) will be cross-collateralized by such collateral.  Without limitation, at the closing of the Loan, the Deed of Trust executed by Borrower covering the Property described therein will cover all Obligations, including the Loan and the RLOC/TL Loans, and thus the Loan and the RLOC/TL Loans will be cross-collateralized by such collateral.  Additionally, the Security Agreement(s) executed by Borrower and/or the other Obligated Group Parties at or prior to the RLOC/TL Closing Date covering the collateral described therein cover all Obligations, including the Loan and the RLOC/TL Loans, and thus the Loan and the RLOC/TL Loans will be cross-collateralized by such collateral.

(ii)           Borrower and each other Obligated Group Party agrees that all involuntary payments and prepayments by liquidation of all or any portion of such collateral, through foreclosure or otherwise, shall be applied to Borrower’s obligations under the Loan Documents, and any other Obligations secured thereby, in such order and manner as Bank shall determine in its sole and absolute discretion.

(iii)          Borrower and each other Obligated Group Party understands and agrees that, unless otherwise agreed in writing by Bank, (i) Bank may direct the order and manner of any sale of all or any part of the collateral held for any Credit Facility, and Bank may also bid at any such sale, and (ii) Bank may apply any proceeds of any collateral to payment of the Loan and/or either of the RLOC/TL (and any other secured Obligations) in such manner, order, and priority as Bank may elect, whether or not those obligations are guaranteed by any Guaranty or secured by other collateral at the time of the application.

(iv)         Each of Borrower, RFAC, and each other Obligated Group Party understands and acknowledges that, effective as of the Closing Date, (i) the Deed of Trust encumbering the Property will secure the Loan and will also secure the RLOC/TL Loans, thus the Loan and the RLOC/TL Loans will be cross-collateralized by the Property, (ii) the Security Agreement(s) covering Borrower’s and each other Obligated Group Party’s business assets, including the Rader Acquisition Assets, will secure both the Loan and the RLOC/TL Loans (and other indebtedness described therein), thus the Loan and the RLOC/TL Loans will also be cross-collateralized by the collateral described in the Security Agreement(s).  All other collateral for the Loan, if any, will also secure the RLOC/TL Loans.  All other collateral for the RLOC/TL Loans, if any, will also secure the Loan.

(v)          Each of Borrower, RFAC, and each other Obligated Group Party agrees that all involuntary payments and prepayments by liquidation of the Property, or any portion thereof, as collateral under the Deed of Trust, through foreclosure or otherwise, shall be applied (i) first, to Borrower’s obligations under the Loan Documents; and (ii) then, to Borrower’s  obligations under the RLOC/TL Loan Documents and any other Obligations secured thereby in such order and manner as Bank shall determine in its sole and absolute discretion.

3.             Covenants of Borrower.  Borrower promises to keep each of the covenants set forth below, unless Bank has waived compliance in writing.

3.1          Compliance with Law and Ground Lease.  Borrower shall comply, and shall cause RFI to comply, with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental, judicial, or legal authorities having jurisdiction over the Property, including those pertaining to the acquisition, ownership, management, maintenance, operation, or enjoyment of the Property, and with all covenants and restrictions and other title encumbrances affecting the Property, and with the terms and conditions of the Ground Lease, and Borrower shall also comply with all existing and future laws, regulations, orders, codes, restrictions, and requirements of, and all permits and approvals from, and agreements with and commitments to, all governmental, judicial, or legal authorities having jurisdiction over Borrower’s business and other properties (collectively, the “Requirements”).

3.2          Taxes; Additional Costs.  Borrower shall not deduct any taxes from any payments it makes to the Bank.  If any government authority imposes any taxes on any payments made by Borrower, Borrower shall pay the taxes and shall also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed.  Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within thirty (30) days after the due date.  However, the Borrower will not pay the Bank’s net income taxes.  Additionally, Borrower shall pay the Bank, on demand, for the Bank’s costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency.  The costs and losses (a) will be allocated to the loan in a manner determined by the Bank, using any reasonable method, and (b) include the following: (i) any reserve or deposit requirements, and (ii) any capital requirements relating to the Bank’s assets and commitments for credit.

3.3          Insurance.

(a)           Borrower shall provide, maintain, and keep in force at all times prior to repayment of the Loan:

(i)            All-risk hazard insurance covering the Property, reflecting coverage in an amount not less than one hundred percent (100%) of the full insurable value of the Property on a replacement cost basis, that includes (unless otherwise agreed in writing by Bank): (A) a lender’s loss payable endorsement with a severability of interest clause with a thirty (30) day notice to Bank in the event of cancellation, non-renewal, or material change, (B) a replacement cost endorsement, (C) no coinsurance clause, (D) boiler and machinery coverage, (E) vandalism and malicious mischief coverage, (F) extra expense coverage and (G) loss of rents insurance in an amount of not less than the greater of (1) 100% of one year’s Rental Value of the Property or (2) to twelve (12) months’ principal and interest payments, taxes, and insurance premiums relating to the Property.  For purposes hereof, “Rental Value” shall include, as applicable (1) the total projected gross rental income from tenant occupancy of the Property as set forth in any tenant leases, and any other projections delivered to Bank, (2) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of the applicable Borrower, and (3) the fair rental value of any portion of the Property which is occupied by Borrower, or any Affiliate of Borrower.

(ii)           Commercial General Liability coverage with such limits as Bank may require.  This policy shall name Bank as an additional insured.  Coverage shall be written on an occurrence, not claims made, basis.  Initially (i.e. as of the Closing Date), the Commercial General Liability insurance coverage limits required are One Million and no/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) aggregate.

(b)           Borrower shall provide, maintain, and keep in force at all times prior to repayment of the Loan, any and all additional insurance Bank in its reasonable judgment may from time to time require, against commonly insured hazards for similarly situated properties.  Such additional insurance may include flood insurance as required by federal law and earthquake and/or sinkhole insurance as required by Bank.  At Bank’s request, Borrower shall supply Bank with an original, countersigned original, or certified copy of any policy.  All policies of insurance required under the Loan Documents shall be issued by companies approved by Bank having an A.M. Best’s rating acceptable to Bank, with limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions acceptable to Bank, and shall provide that all proceeds be payable to Bank to the extent of its interest.  In addition, each required property insurance policy shall contain a mortgagee clause or Lender’s Loss Payable Form (Form CP1218 or equivalent) in favor of Bank, and any other endorsements required by Bank, and shall provide that all proceeds be payable to Bank to the extent of its interest.  An approval by Bank is not, and may not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  Each policy of insurance required under the Loan Documents shall provide that it may not be modified or canceled without at least thirty (30) days’ prior written notice to Bank.  When any required insurance policy expires, Borrower shall furnish Bank with proof acceptable to Bank that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the expired policy.  Borrower shall also furnish evidence satisfactory to Bank that all premiums for such policy have been paid within thirty (30) days of renewal or issuance.  If Bank fails to receive such proof and evidence, Bank has the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it.  Borrower shall repay Bank immediately on demand for any advance for such premiums, which will be an additional loan to Borrower bearing interest at the Default Rate and secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan.  As to all policies of insurance provided by Borrower, Borrower shall be named as the insured and any additional insured parties shall be subject to Bank’s approval.  As to all policies of insurance provided by a third party other than Borrower, Borrower shall be named as an additional insured.

3.4          Payment of Expenses.  Borrower shall pay Bank’s reasonable costs and expenses incurred in connection with the making, disbursement, and administration of the Loan.  Borrower shall also pay any and all of Bank’s costs and expenses incurred in connection with any revisions, extensions, renewals, or “workouts” of the Loan, and in the exercise of any of Bank’s rights or remedies under this

Agreement.  Such costs and expenses include charges for title insurance (including endorsements), filing, recording, and escrow charges, fees for appraisal and appraisal review, environmental services, mortgage taxes, document review and preparation, reasonable legal fees and expenses of Bank’s counsel, and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank’s employees or agents or independent contractors.  Borrower acknowledges that amounts payable under this Section are not included in any loan or commitment fees for the Loan.  All such sums incurred by Bank and not immediately reimbursed by Borrower will be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the Default Rate.

3.5          Financial and Other Information.  Borrower and each other Obligated Group Party shall keep true and correct financial books and records, using GAAP, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time.  The financial statements and other information required of Borrower under this Section shall be prepared on a consolidated basis including all Obligated Group Parties.  Borrower, and each other Obligated Group Party if applicable, shall provide to Bank the following:

(a)           Annual Financial Statements; Annual Report on Form 10-K.  Via either the Edgar System, Borrower’s Home Page, or such other system acceptable to Bank, within ninety (90) days after the filing of Borrower’s Annual Report on Form 10-K for the fiscal year then ended with the Securities and Exchange Commission, the annual Independent Registered Public Accounting Firm prepared and audited financial statements for such fiscal year as contained in such Annual Report on Form 10-K and, as soon as it shall become available, the annual report to shareholders of Borrower for the fiscal year then ended.

(b)           Interim Financial Statements; Quarterly Report on Form 10-Q.  For each fiscal quarter other than the last fiscal quarter of each fiscal year, via the Edgar System, Borrower’s Home Page, or such other system acceptable to Bank, within forty-five (45) days after the filing of its Quarterly Report on Form 10-Q for the fiscal quarter then ended with the Securities and Exchange Commission, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form 10-Q.

(c)           Other Reports.  Via the Edgar System, Borrower’s Home Page, or such other system acceptable to Bank, promptly after the same become publicly available, copies of all periodic reports, proxy statements, and other materials filed by Borrower or any Affiliate of Borrower with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the Securities and Exchange Commission.

(d)           Compliance Certificate.  Within forty-five (45) days after the end of each fiscal quarter, a certificate in the form attached hereto as Exhibit C (each, a “Compliance Certificate”), executed by Borrower’s chief financial officer or other officer or person acceptable to Bank, certifying (1) that the Obligated Group is in compliance with the financial covenants set forth in this agreement, including (i) the minimum Fixed Charge Coverage Ratio required under Section 3.17, (ii) the maximum Leverage Ratio required under Section 3.17, and (ii) the minimum Tangible Net Worth required under Section 3.17, (2) that the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate, and (3) that, as of the date of the certificate, no default or Event of Default, or Unmatured Event of Default, has occurred and is continuing under this Agreement.

(e)           Agings of Accounts Receivable Report.  Within thirty (30) days after the end of each calendar month, the Obligated Group’s detailed aging by invoice date of accounts and contracts receivable as of the last day of such monthly reporting period, together with an explanation of any adjustments made at the end of such period.

(f)            Accounts Payable Report.  Not later than thirty (30) days after the end of each calendar month, the Obligated Group’s detailed accounts payable report as of the last day of such period,

together with an explanation of any adjustments made at the end of such period.  Such detailed accounts payable report shall include Royalties Payable.

(g)           Inventory Report.  Not later than thirty (30)  days after the end of each calendar month, the Obligated Group’s detailed schedule of inventory, together with an explanation of any adjustments made at the end of such period. Such detailed inventory report shall include the total of all inventory of the Obligated Group, and the portions of such total representing (i) Eligible Raw Material Inventory, (ii) Eligible Finished Goods Inventory, and (iii) RFAC Eligible Inventory.

(h)           Monthly Leadership Financial Package.  Promptly upon the request of Bank, Borrower’s monthly leadership financial package, together with such related information as requested by Bank.

(i)            Other Information.  Promptly upon the request of Bank, such other information as Bank may reasonably request concerning the affairs and properties of Borrower and/or any other Obligated Group Party.

Notwithstanding anything in this Section to the contrary, if for any reason the Edgar System, Borrower’s Home Page, and/or such other system acceptable to Bank are not available to Borrower as is required for making available the financial statements or reports referred to above, Borrower shall then furnish a copy of such financial statements or reports to Bank.

By signing where indicated below in this Agreement, the Obligated Group Parties hereby authorize Borrower to represent, warrant, and certify on their behalf as to the financial covenants and other items concerning the Obligated Group set forth in Compliance Certificate and as to any other financial and other information provided by Borrower to Bank concerning the Obligated Group and/or any individual Obligated Group Party.

3.6          Audits.  Borrower shall allow Bank and its agents to inspect Borrower’s properties and examine, audit, and make copies of Borrower’s books and records at any reasonable time.  If any of Borrower’s properties, books, or records are in the possession of a third party, Borrower authorizes that third party to permit Bank or its agents to have access to perform inspections or audits and to respond to Bank’s requests for information concerning such properties, books and records.

3.7          Notices.  Borrower shall notify Bank promptly in writing of any and all of the following:

(a)           Any existing and/or threatened litigation, claims, investigations, administrative proceedings, and similar actions affecting Borrower or any other Obligated Group Party where, if monetary in nature, the amount claimed is or may be Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more, and which (i) is not dismissed within sixty (60) days of the filing thereof, and (ii) is not Covered by Insurance.

(b)           Any material adverse change in Borrower’s or any Guarantor’s financial condition, any material adverse change in Borrower’s any other Obligated Group Party’s operations, or any other circumstance, event, or occurrence that results in a material adverse change in Borrower’s or any Guarantor’s ability to timely perform any of its obligations under any of the Loan Documents.

(c)            Any notice that Borrower’s or any Guarantor’s business fails in any respect to comply with any Requirement, and/or any material dispute between Borrower and any Guarantor, or between Borrower or any Guarantor and any government authority.

(d)            Any (i) material dispute between Borrower, or other Obligated Group Party, and any third party franchisor or licensor, where such party’s franchise or license is material to Borrower’s or any other Obligated Group Party’s business, or (ii) any default or breach under any franchise agreement or license agreement to which Borrower or other Obligated Group Party is a party, where the franchise or license under such agreement is material to Borrower’s or any other Obligated Group Party’s business.

(e)            Any change in Borrower’s or any other Obligated Group Party’s name, legal structure or business structure, state in which Borrower or any other Obligated Group Party has filed its entity incorporation or organizational documents, and/or location of its place of business or its chief executive office if it has more than one place of business, Borrower’s or any other Obligated Group Party’s organizational identification number assigned by the state of its incorporation or organization, and/or any change in the location of Borrower’s or any other Obligated Group Party’s books and records, all which are currently located at Borrower’s chief executive office (except as otherwise disclosed in writing to Bank).

(f)             The institution of any steps by Borrower or any other Obligated Group Party to withdraw from or terminate any employee benefit plan as to which Borrower or any other Obligated Group Party may have liability.

(g)            Any Change in Control or any change in the key management of Borrower.

(h)            Any default, Event of Default, or Unmatured Event of Default under any of the Loan Documents by Borrower or any other Obligated Group Party and any alleged breach or default any of the Loan Documents by Bank.

(i)            Any notice that any collateral for the Loan is subject to any Grower Lien.

(j)            Any written or oral communication Borrower or any other Obligated Group Party receives from any governmental, judicial, or legal authority giving notice of any claim or assertion that the Land or Improvements fail in any respect to comply with any of the Requirements or any other applicable governmental law.

(k)           Any material adverse change in the physical condition of the Property (including any damage suffered as a result of fire, earthquakes, or floods).

(l)            Any event that shall have occurred and be continuing that would constitute a breach or default, or that, with notice or the passage of time, or both, could become a breach or default under the Ground Lease by any party thereto.

3.8          Keeping Guarantors and Third Party Pledgors Informed.  If the Loan is guaranteed, Borrower shall keep each Guarantor and/or third party pledgor informed of Borrower’s financial condition and business operations, the condition and all uses of the Property, including all changes in condition or use, and any and all other circumstances that may affect Borrower’s ability to pay or perform its obligations under the Loan Documents.  However, any failure to do so shall not give rise to any defense to Guarantor and/or any third party pledgor.

3.9          Use of Proceeds.  Borrower shall use the Loan for the purposes described in Recital A. above unless other wise agreed in writing by Bank.

3.10        Performance of Acts.  Upon Bank’s request, Borrower shall perform all acts necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.

3.11        Maintenance of Properties; Preservation of Rights.  Borrower shall make any repairs, renewals, or replacements to keep the Borrower’s properties in good working condition.  Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and for the operation of Borrower’s business.

3.12        Indemnity Regarding Ownership of Property and Other Risks.  Borrower indemnifies, defends, and holds the Indemnified Parties harmless for, from, and against any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties, and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and expenses of Bank’s counsel), and any resulting damages, harm or injuries to the person or property of any third parties, directly or indirectly arising out of or resulting from (a)  the ownership, management, maintenance, operation, marketing, leasing, sale, or use of the Property, as applicable, whether such claims are based on theories of derivative liability, comparative negligence or otherwise, (b) any development of or improvement to the Property, including any defective workmanship or materials; (c) any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, maps, development agreements, or regulatory agreements that apply or pertain to the Property; (d) breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties or to any prospective or actual lessee or buyer of all or any portion of the Property; and/or (e) any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Borrower or any other person or entity in connection with the ownership, management, maintenance, operation, marketing, leasing, sale, or use of the Property, or any development of or improvement to the Property, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct.  Notwithstanding, anything to the contrary in any other Loan Document, the provisions of this Section shall survive the termination of this Agreement, repayment of the Loan, and foreclosure of the Deed of Trust or similar proceedings.

3.13        Other Debts.  Except as otherwise disclosed in writing to Bank prior to the date of this Agreement or provided herein or in any other Loan Document, without Bank’s prior written consent, Borrower and each other Obligated Group Party agrees that it shall not have outstanding or incur any direct or contingent debts or lease obligations (other than those to Bank), or become liable for the debts of others.  This does not prohibit:

(a)           Acquiring goods, supplies, or merchandise on normal trade credit.

(b)           Endorsing negotiable instruments received in the usual course of business.

(c)           Debts, lines of credit, and/or leases in existence on the date of this Agreement previously disclosed in writing to Bank.

3.14        Other Liens.  Except as otherwise disclosed in writing to Bank prior to the date of this Agreement or provided herein or in any other Loan Document, without Bank’s prior written consent, Borrower and each other Obligated Group Party agrees that it shall not create, assume, or allow any security interest or lien (including judicial liens) on property such party now or later owns, except:

(a)           Deeds of trust and Security Agreements and other security instruments in favor of Bank.

(b)           Liens for taxes not yet due.

(c)           Liens outstanding on the date of this Agreement previously disclosed in writing to the Bank, which includes the Approved Existing Liens.

3.15        Negative Covenants.  Without Bank’s prior written consent, Borrower and each other Obligated Group Party agrees that it shall not:

(a)           engage in any business activities substantially different from such party’s present business;

(b)           liquidate or dissolve its business;

(c)           lease, sell, or otherwise dispose of all or a substantial part of its business or  assets or sell or otherwise dispose of any assets for less than fair market price, or sell or make any distribution of its assets that could adversely affect Borrower’s or such party’s financial condition;

(d)           enter into any consolidation, merger, pool, joint venture, syndicate or other combination;

(e)           enter into any sale and leaseback agreement covering any of the fixed or capital assets of such party;

(f)            acquire or purchase a business or its assets;

(g)           cause, permit, or suffer any direct or indirect Change in Control in Borrower or any other Obligated Group Party; or

(h)           make any loans, advances, or other extensions of credit to anyone.

3.16        Employee Benefit Plans; ERISA Compliance.  Borrower and each other Obligated Group Party shall at all times maintain, and cause each Guarantor to at all times maintain, each employee benefit plan as to which Borrower, any other Obligated Group Party, or any Guarantor, as the case may be, may have any liability, in compliance with all applicable laws, rules, and regulations.  Borrower and each other Obligated Group Party shall at all times comply with, and cause each Guarantor to comply with, the provisions of ERISA with respect to any retirement or other employee benefit plan to which it/they is/are a party as employer.  As soon as possible after Borrower or any other Obligated Group Party knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower, any other Obligated Group Party, or any Guarantor has occurred, it shall furnish to Bank a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower or the applicable other Obligated Group Party or applicable Guarantor proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

3.17         Financial Covenants.  Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under GAAP.  Borrower and each other Obligated Group Party understands and acknowledges that a default of any of the covenants set forth shall be an Event of Default under this Agreement.

(a)           Fixed Charge Coverage Ratio.  The Obligated Group shall maintain, and Borrower shall cause the Obligated Group to maintain, a Fixed Charge Coverage Ratio of at least 1.15 to 1.00.  This Fixed Charge Coverage Ratio shall be tested quarterly (i) on a cumulative consolidated basis for the first four quarters ending after the Closing Date, and (ii) thereafter, on a rolling four (4) quarter basis, calculated at the end of each fiscal quarter, using the results of that fiscal quarter and each of the three (3) immediately preceding fiscal quarters.

(b)           Leverage Ratio.  The Obligated Group shall maintain, and Borrower shall cause the Obligated Group to maintain, a Leverage Ratio as of the last day of each fiscal year quarter beginning with fiscal quarter ended June, 30, 2008, of not more than 3.50 to 1.00.

(c)           Tangible Net Worth.  The Obligated Group shall maintain, and Borrower shall cause the Obligated Group to maintain, Tangible Net Worth as of June 30, 2007 of at least the Initial Minimum TNW Amount, and thereafter, of at least the Minimum TNW Amount.

3.18        Site Visits.

(a)           Bank and its agents and representatives shall have the right to enter and visit the Property at any reasonable time for the purposes of observing or inspecting the Property, performing an appraisal, taking soil or ground water samples, and conducting tests, among other things to investigate for the presence of Hazardous Substances.  Bank shall also have the right to examine, copy and audit the books, records, accounting data and other documents of Borrower. In each instance, Bank shall give Borrower reasonable notice before entering the Property and make reasonable efforts to avoid interfering with Borrower’s use of the Property when exercising any of the rights granted in this Section.

(b)           Bank has no duty to visit the Property, or to observe or inspect it, or to examine any books or records.  Any site visit, observation, or examination by Bank is solely for the purpose of protecting Bank’s rights and interests.  No site visit, observation, or examination by Bank shall impose any liability on Bank or result in a waiver of any default of Borrower.  Neither Borrower nor any other party is entitled to rely on any site visit, observation, or examination by Bank.  Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any other adverse condition affecting the Property, including any defects in the design or construction of any Improvements located on the Property, or the presence of Hazardous Substances on the Property.  Bank shall not be obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation, or examination by Bank.

(c)           Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Bank has required and Borrower hereby agrees that after the Closing Date, (i) Borrower shall fully cooperate with Bank’s RETECHS department and/or other Bank consultants to perform additional testing as to the following items located on the Property:  (1) wells, (2) septic tank, and (3) area where an underground storage tank was removed, and (ii) if requested by Bank after such additional testing, Borrower shall also provide to Bank a report prepared by a licensed or registered environmental engineer or other qualified party satisfactory to Bank stating that no Hazardous Substances are present in, on, under or around the Property and that no condition or circumstance warranting further investigation or analysis exists in the opinion of the preparer of the report.

3.19        No Construction; Protection Against Lien Claims.  Borrower shall not construct any Improvements on the Property without the prior written consent of Bank in Bank’s sole and absolute discretion.  Borrower shall pay or otherwise discharge promptly all claims and liens for labor done and materials and services furnished in connection with the Property or the construction of any Improvements.  Borrower has the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Bank.  Promptly upon Bank’s request, Borrower shall provide a bond, cash deposit, or other security satisfactory to Bank in its sole and absolute discretion.

3.20        Appraisals.  If required by Bank or if required by applicable law or regulations, Bank shall have the right to order appraisals of the Property from time to time from an appraiser selected by Bank, which appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Bank in all material respects.  Borrower agrees to pay the cost and expense for all such appraisals and reviews thereof ordered by Bank pursuant to this Section when (a) an Event of Default has occurred or an

Unmatured Event of Default has occurred and is continuing hereunder, or (b) such appraisal or update is required by applicable law or regulation.

3.21        Tax Service Contract.  At Borrower’s sole expense, Bank shall be furnished with a tax service contract issued by a tax-reporting agency satisfactory to Bank with respect to the Land and Improvements.  Unless otherwise agreed in writing by Bank, such tax service contract shall remain in place at all times prior to repayment of the Loan.

3.22        Maintenance and Repair.  Borrower shall (a) maintain the Property, including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Improvements (or cause tenants under any leases to perform such obligation), (c) not demolish, alter, remove, or add to any Improvements, excepting (i) the repair and restoration of Improvements following damage thereto as required by the Deed of Trust, (ii) the construction or installation of non-structural alterations or improvements, provided the same are in all respects consistent with the character and utility of the existing Improvements, (iii) the installation or construction of tenant improvements and related demolition in connection with any leases approved in accordance with this Agreement, and (d) not erect any new buildings, structures or building additions on the Land, without the prior written consent of Bank in each instance.  Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.

3.23        Conditional Sales Contracts; Removal of Fixtures and Equipment.  Without the Bank’s prior written consent, Borrower shall not (a) purchase or contract for any materials, equipment, furnishings, fixtures, or articles of personal property to be placed or installed on the Land or any Improvements under any security agreement or other agreement where the seller reserves or purports to reserve a lien, security interest, or title thereto, or the right of removal or repossession after such items are installed on or in the Property; or (b) remove or permit to be removed from the Land or the Improvements any equipment, machinery, or fixtures used in connection with the ownership, management, maintenance, operation, or enjoyment thereof unless replaced by articles of equal suitability and value owned by Borrower free and clear of any lien or security interest.

3.23        Income from Property.  Borrower shall first apply, and shall cause RFI to apply, all income from leases, and all other income derived from the Property, if any, to pay costs and expenses associated with the ownership, maintenance, operation, and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents and all payments under the Ground Lease then due, before using or applying such income for any other purpose.  Neither Borrower nor RFI may distribute any income to any of its members, partners, or shareholders, allow any member, partner, or shareholder to withdraw capital, or make any payments on indebtedness owed to any member, partner, or shareholder, unless all property expenses then due, including all payments under the Ground Lease then due, have been paid in full.

3.24        Property Management.  If any Property will be managed at any time during the term of the Loan by a third party property manager, any property manager must be a reputable and creditworthy property manager subject to the prior approval of Bank, which approval shall not be unreasonably withheld, and any property management agreement entered into with respect to any Property must be in writing and be terminable upon no more than thirty (30) days written notice without penalty or charge (other than for unpaid accrued management fees), unless otherwise agreed in writing by Bank, and a copy any such property management agreement shall promptly be provided by Borrower to Bank.

3.25        Restrictions.  Except as otherwise set forth herein, Borrower shall not record any covenants, conditions, restrictions, or easements (collectively, “Restrictions”), affecting all or part of the Property without the prior written consent of Bank, in Bank’s sole and absolute discretion, in each instance.  Borrower may submit to Bank a proposed form of any covenants, conditions, restrictions and/or easements affecting all or part of the Property and may request Bank to approve and to subordinate the Deed of Trust to such Restrictions.  Bank has no obligation to grant such a request by Borrower.  However, Bank will consider and honor any such request if it does not impair or affect the security of any obligation evidenced by the Loan Documents, all as Bank may determine in its sole and absolute discretion.  Borrower acknowledges that delays may result from the approval process and agrees that, so long as the delays are not unreasonable in duration, they shall not affect Borrower’s obligations to timely perform any other requirement set forth in this Agreement.  With respect to any Restrictions which are recorded, upon Bank’s request, Borrower shall execute and deliver to Bank an assignment of Borrower’s rights thereunder, in form and substance acceptable to Bank in its sole and absolute discretion, as security for the performance of Borrower’s obligations under the Loan Documents.

3.26        Reserve Accounts.  Upon the occurrence of an Event of Default hereunder, at Bank’s option in its sole and absolute discretion, Bank may require Borrower to establish and thereafter maintain one or more Reserve Accounts, which may include (a) a replacement reserve account, (b) an operating reserve account, and/or (c) a taxes and insurance reserve account.  Each Reserve Account shall be under the sole dominion and exclusive control of Bank, and shall be pledged to Bank as additional collateral security for the Loan.  If Bank requires the establishment of any Reserve Accounts pursuant to this Section, Bank shall determine in its sole and absolute discretion (i) any initial deposit to be deposited by Borrower in each such Reserve Account, (ii) any periodic deposits to be deposited by Borrower in each such Reserve Account, and (iii) any other terms, conditions, and requirements applicable to each such Reserve Account, and shall notify Borrower in writing of such terms, conditions, and requirements, including deposit requirements, and Borrower shall thereafter timely make all such Reserve Deposits.  Borrower, whenever and as often as it shall be requested by Bank, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to Bank, such further instruments and documents, and shall do any and all things, as may be reasonably requested by Bank in order to (1) establish and maintain any Reserve Accounts required by Bank pursuant to this Section, and/or (2) to create and perfect a collateral security interest in all such Reserve Accounts in favor of Bank.

4.             Use of the Property; Leases; Ground Lease.

4.1          Use of the Property; Leases.  Borrower shall not change, or allow RFI to change, Borrower’s or RFI’s intended use of the Property without Bank’s prior written approval.  Neither Borrower nor RFI may lease or any portion of the Property without Bank’s prior written consent, together with the approval of all other parties whose consent is required. As to any lease of any part of the Land or Improvements (which lease shall be approved by Bank), such lease must be permitted pursuant to the terms of the Ground Lease, and if Ground Lessor’s consent to or approval of any such lease is required pursuant to the Ground Lease, such consent or approval shall first be obtained by Borrower or RFI prior to the execution of any such lease (even if such lease has been approved by Bank), and Borrower shall promptly deliver, or shall cause RFI to promptly deliver, a copy of any such consent or approval to Bank.

4.2          Ground Lease.  As to the Ground Lease, (i) Borrower shall have provided to Bank a true, correct, and complete copy of such Ground Lease, including all amendments or modifications thereto and any agreements related thereto, prior to the Closing Date, (ii) the Ground Lease is subject to Bank’s review and approval in its sole and absolute discretion, (iii) for such Ground Lease, Borrower shall obtain and deliver to Lender a Ground Lessor’s Consent Agreement fully executed by the Ground Lessor, RFI, and, if required by Bank, the Borrower in form and substance acceptable to Bank in its sole and absolute discretion.  Borrower and RFI each agree that notwithstanding anything in the Ground Lease to the contrary, RFI shall not have the right to terminate, allow termination of, or consent to termination of the Ground Lease for any reason whatsoever, without the prior written consent of Bank.  Borrower and RFI each agree further that they will promptly, and in no event later than three (3) business days after RFI’s or Borrower’s receipt thereof, as the case may be, deliver to Bank a copy of any notice of breach or default or any other notice relating to RFI’s failure of any performance under the Ground Lease that Borrower or RFI receives from Ground Lessor (each a “Ground Lease Default Notice”).  Borrower and RFI each understand that and acknowledge that (i) the Lessee’s Rights will serve as the Bank’s primary collateral security for the Loan; (ii) the Bank’s collateral security can be at eliminated if the Ground Lease is terminated by Ground Lessor, and (iii) Bank desires to have to the best opportunity to cure any such breach or default or failure of performance to protect it’s security (although it is not obligated to do so).  Therefore, it is a material condition and a material consideration to Bank’s making and continuing the Loan to Borrower that Borrower shall timely provide, or shall cause RFI to timely provide, any Ground Lease Default Notice to Bank.  Borrower agrees that failure of Borrower or RFI, as applicable, to timely provide any Ground Lease Default Notice to Bank shall be an Event of Default hereunder.

5.             Representations and Warranties.  Borrower promises that each representation and warranty set forth below is and will be true, accurate and correct as of the date of this Agreement, and, if applicable, as of the date of any requested disbursement.

5.1          Authority; Enforceability.  Borrower has complied with any and all laws and regulations concerning their organization, existence, and the transaction of their business.  RFI has the right and power to ground lease the Land and the Improvements, own the Lessee’s Rights, and operate and maintain the Land and Improvements as contemplated in the Loan Documents.  Borrower and each Guarantor is authorized to execute, deliver, and perform its obligations under the Loan Documents.  Those documents are valid and binding obligations of Borrower and each Guarantor, as applicable.

5.2          Compliance With Law.  Borrower, and RFI with respect to the Ground Lease, is familiar and has complied with all of the Requirements, as well as all other applicable laws, regulations, and ordinances.  No provision or obligation of Borrower or any Guarantor contained in any of the Loan Documents violates any of the Requirements or any order or ruling of any court or governmental entity.  No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement binding or regulating the Property.

5.3          No Violation.  The execution and delivery of this Agreement and the other Loan Documents and performance by Borrower of its obligations hereunder and thereunder will not result in a default under any other material agreement to which Borrower is a party.

5.4          No Claims.  No claims, actions, proceedings, or investigations are pending against Borrower or affecting the Property or any collateral for the Loan, except for those previously disclosed by Borrower to Bank in writing.  To the best of Borrower’s knowledge, no threat of any such claim, action, proceeding, or investigation exists, except for those previously disclosed by Borrower to Bank in writing.

5.5          Financial and Other Information.  All financial information delivered to Bank, including all information relating to the financial condition of (a) Borrower or any of its partners, shareholders, or members (as applicable), (b) any Guarantor, and (c) the Property, fairly and accurately represents the financial condition being reported on as of its date.  All such information is prepared in accordance with GAAP consistently applied, unless otherwise noted.  There has been no material adverse change in the financial condition of any of the persons described above-reported at any time to Bank, except as previously disclosed to Bank in writing in later financial information and found acceptable to Bank in its sole and absolute discretion.  Other than the Ground Lease, there are no existing leases affecting the Property or any portion thereof or interest therein.

5.6          Accuracy.  All reports, documents, instruments, information, and forms of evidence delivered to Bank concerning the Loan or required by this Agreement, any Loan commitment, and/or the other Loan Documents are accurate, correct, and sufficiently complete to give Bank true and accurate knowledge of their subject matter.  None of them contains any misrepresentation or material omission.

5.7          Taxes.  Borrower has filed all required state, federal, and local income tax returns and has paid all taxes when due and payable.  Borrower knows of no basis for any additional assessment of taxes.

5.8          Borrower Not a “Foreign Person”.  Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

5.9          No Breaches or Defaults. No event has occurred and is continuing which would constitute a default or Event of Default (as defined in the applicable document) or an Unmatured Event of Default under any of the Loan Documents.  No event shall have occurred and be continuing that would constitute a breach or default, or that, with notice or the passage of time, or both, could become a breach or default under the Ground Lease by any party thereto.

5.10        ERISA Plans.  Either:

(a)           Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code, or

(b)           If Borrower is a party in interest to a plan defined or regulated under ERISA, then all of the following are true: (i) the Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA, (ii) no reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days notice, (iii), no action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, and (iv) no proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

5.11        Disclosure to Guarantor and Third Parties.  Before any Guarantor and/or any other third party (if any) became obligated in connection with the Loan or under any of the Loan Documents, Borrower made full disclosure to that Guarantor and/or third party trustor or pledgor regarding Borrower’s financial condition and business operations, the present and former condition, uses, and ownership of the Property and all other circumstances bearing upon Borrower’s ability to pay and perform its obligations under the Loan Documents.

6.             Swap Contract.  Borrower may elect to purchase from Bank a swap for the Loan, which if purchased will be governed by a Swap Contract entered into between Bank and Borrower.  Any such Swap Contract is a “Loan Document.”  Capitalized terms used here without definition shall have the meanings given to them in the Swap Contract.  With respect to any Swap Contract entered into between Bank and Borrower, the following shall apply:

6.1          Swap Payments; Grant of Security Interest.  Under the Swap Contract, Bank or Borrower may be obligated from time to time to make certain payments (“Swap Payments”) to the other party.  Each Swap Payment to be made by Bank to Borrower shall be collateral for the Loan.  As security for the prompt payment and performance of the Loan, and all obligations and indebtedness of Borrower to Bank under the Loan Documents, and all renewals, extensions, modifications, amendments, and/or supplements thereto, Borrower hereby irrevocably and unconditionally assigns, grants, pledges, transfers, and sets over to Bank, and there is hereby created a security interest in favor of Bank, in and to each Swap Payment due from Bank to Borrower, whether now or hereafter existing, and all proceeds thereof.

6.2          No Assumption of Borrower’s Obligations.  Borrower expressly understands and agrees that Bank does not assume any duties or obligations of Borrower arising out of the Note, any Swap Contract, or any other Loan Document.

7.             Default and Remedies.

7.1          Events of Default.  An Event of Default will occur under this Agreement upon the occurrence of any of the following events:

(a)           Borrower fails to make any payment of principal or interest under the Note within ten (10) days after the date when due; or

(b)           Borrower fails to comply with any provision or covenant contained in this Agreement calling for the payment of money and does not cure that failure within ten (10) days after written notice from Bank; or

(c)           Borrower or any Guarantor becomes insolvent or the subject of any Insolvency Proceeding, or any such party consents to the appointment or taking of possession by a receiver (or similar official) with respect to its business or property, or makes an assignment for the benefit of creditors; provided, however, that any involuntary Insolvency Proceeding shall not be considered an Event of Default hereunder if it is either (i) consented to in writing by Bank, or (ii) dismissed within ninety (90) days of the filing thereof; or

(d)           Borrower or any Guarantor dissolves or liquidates, or any of these events happens to any indemnitor hereunder or under any of the other Loan Documents (if any); or

(e)           An Accelerating Transfer occurs; or

(f)            Any representation or warranty when made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

(g)           A material adverse change in Borrower’s or any Guarantor’s financial condition, or an event or condition materially impairing RFI’s intended use of the Property, or Borrower’s or any Guarantor’s ability to repay the Loan occurs; or

(h)           Borrower fails to meet the conditions of, or fails to perform any obligation under, any other agreement Borrower has with Bank or any affiliate of Bank; or

(i)            Any Guarantor fails to meet the conditions of, or fails to perform any obligation under, any other agreement any of Guarantor has with Bank or any affiliate of Bank (subject to applicable notice and cure periods); or

(j)            Borrower defaults under any agreement in connection with any credit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or more that Borrower has obtained from anyone else if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation; or

(k)           Any Guarantor defaults under any agreement in connection with any credit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or more that Guarantor has obtained from anyone else if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation (each subject to applicable notice and cure periods); or

(l)            Any of the following occurs:  (i) a lawsuit is filed against Borrower or any Guarantor where the amount claimed is Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more and which (A) is not dismissed within sixty (60) days of the filing thereof, and (B) is not Covered by Insurance, (ii) a judgment or judgments are entered against Borrower or any Guarantor, or (iii) any government authority takes action materially adversely affecting either (A) RFI’s rights under the Ground Lease or intended use of the Land or Improvements, or (B) Borrower’s or any Guarantor’s ability to repay the Loan; or

(m)          Bank fails to have an enforceable first-priority lien on or first-priority security interest in any property given as security for the Loan, except as otherwise agreed by Bank in writing, and except for as to Approved Existing Lien Collateral wherein it shall only be an Event of Default hereunder if Bank fails to have an enforceable second-priority lien on or second-priority security interest in such collateral, subject only the applicable Approved Existing Lien(s); or

(n)           Under any of the Loan Documents, a default or an Event of Default (as defined in that document, subject to applicable notice and cure periods) occurs.

(o)           The occurrence of any one or more of the following events with respect to Borrower and/or any other Obligated Group Party, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject Borrower and/or any other Obligated Group Party to any tax, penalty, or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of Borrower and/or any other Obligated Group Party with respect to a Plan:  (i) a reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower’s and/or any other Obligated Group Party’s full or partial withdrawal from a Plan; or

(p)           A default or an Event of Default (as defined in the applicable document, subject to applicable notice and cure periods) occurs under any Guaranty, or any Guaranty becomes unenforceable for any reason, or any Guarantor purports to revoke or terminate its Guaranty; or

(q)           Borrower or the Obligated Group or any Obligated Group Party, as the case may be, has failed to timely deliver to Bank any Compliance Certificate or Borrowing Base Certificate, or (i) fails to maintain at least the minimum Fixed Charge Coverage Ratio required under Section 3.17, (ii) exceeds the maximum Leverage Ratio required under Section 3.17, or (iii) fails to maintain at least the minimum Tangible Net Worth required under Section 3.17; or

(r)            Under any Swap Contract, a default or an Event of Default (as defined in that document, subject to applicable notice and cure periods) of Borrower occurs; or

(s)           Under any of the RLOC/TL Loan Documents a default or an Event of Default (as defined in that document, subject to applicable notice and cure periods) occurs; or

(t)            Under the Ground Lease, a breach or default occurs and is not cured by the applicable party within any applicable cure period, or Borrower and/or RFI, as the case may be, fails to timely provide to Bank any Ground Lease Default Notice in accordance with Section 4.2 above.

(u)           Borrower and/or any other Obligated Group Party fails to comply with any provision contained in this Agreement, other than those events specifically referred to above and thus set out as separate Events of Default in this Section 7.1.

7.2          Remedies.

(a)           If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy under any of the Loan Documents or otherwise available at law or in equity, and all of Bank’s rights and remedies are cumulative.  If any Event of Default occurs, Bank’s obligation to lend under the Loan Documents automatically terminates, and Bank in its sole and absolute discretion may withhold any one or more disbursements.  Bank may also withhold any one or more disbursements after an Unmatured Event of Default occurs and is continuing.  By making a Loan disbursement, Bank will not be deemed to have waived any Event of Default unless Bank agrees otherwise in writing in each instance.

(b)           If any Event of Default occurs, Bank shall have the right in its sole and absolute discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral and rights under the Loan Documents.  If Bank exercises any of the rights or remedies provided in this Section, that exercise shall not make Bank a partner or joint venturer of Borrower or RFI.  All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower secured by the Deed of Trust and bearing interest at the Default Rate, and shall be secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan.

(c)           If Borrower or any other Obligated Group Party becomes the subject of any Insolvency Proceeding (which, if an involuntary Insolvency Proceeding has not been (i) consented to in writing by Bank, or (ii) dismissed within ninety (90) days of the filing thereof), all of Borrower’s and the other Obligated Group Parties obligations under the Loan Documents automatically become immediately due and payable upon the filing of the petition commencing such proceeding, all without notice of default, presentment or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character.  Upon the occurrence of any other Event of Default, all of Borrower’s obligations under the Loan Documents may become due and payable immediately without notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank’s option, exercisable in its sole and absolute discretion.  If such acceleration occurs, Bank may apply any undisbursed Loan funds and any sums in the Account and/or any Reserve Account (if any) to Borrower’s obligations under the Loan Documents, in any order and proportions as Bank may determine in its sole and absolute discretion.

(d)           As security for the payment and performance of all obligations of Borrower and the other Obligated Group Parties under the Loan Documents, Borrower and each other Obligated Group Party, each as the case may be, hereby grants Bank a security interest in, a lien on, and an express contractual right to set off against all depository account balances, cash, and any other property of Borrower and the other Obligated Group Parties, respectively, now or hereafter in the possession or control of Bank and the right to refuse to allow withdrawals from any account.  Without limiting the foregoing, the security interest granted herein and the right of setoff granted to Bank hereunder is intended to cover and include the Account and/or any Reserve Account (if any). Bank may, at any time upon the occurrence of any Event of Default or Unmatured Event of Default under this Agreement or any other Loan Document, setoff against any amounts outstanding under the Loan whether or not the Loan or any portion thereof is then due or has been accelerated, all without any advance or contemporaneous notice of demand of any kind to Borrower or any other Obligated Group Party, such notice and demand being expressly waived.

8.             Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, AND TO THE EXTENT APPLICABLE, EACH OTHER OBLIGATED PARTY, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

TO THE DISCUSSIONS, DEALINGS, OR ACTIONS OF THE PARTIES TO THIS AGREEMENT OR EITHER OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AT LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER AND EACH OTHER OBLIGATED PARTY, HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY A TRIAL COURT WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY HEREOF WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND EACH OTHER OBLIGATED PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.  BORROWER AND EACH OTHER OBLIGATED PARTY, ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK IN MAKING THE LOAN.  BORROWER AND EACH OTHER OBLIGATED PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.             Miscellaneous Provisions.

9.1          No Waiver; Consents.  Each waiver by Bank must be in writing, and no waiver may be construed as a continuing waiver.  No waiver shall be implied from Bank’s delay in exercising or failure to exercise any right or remedy against Borrower or any other Obligated Party or any Collateral.  Bank’s consent to any act or omission by Borrower or any other Obligated Party shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance.  All Bank’s rights and remedies are cumulative.

9.2          Purpose and Effect of Bank Approval.  Bank’s approval of any matter in connection with the Loan is for the sole purpose of protecting Bank’s security and rights.  No such approval shall result in a waiver of any default of Borrower or any other Obligated Group Party.  In no event shall Bank’s approval be a representation of any kind with regard to the matter being approved.

9.3          No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their permitted successors and assigns.  No trust fund is created by this Agreement, and no other persons or entities have any right of action under this Agreement or any right to the Loan funds.

9.4          Joint and Several Liability.  If more than one person or entity executes this Agreement as Borrower, each shall be jointly and severally liable to Bank for the faithful performance of the obligations of Borrower under this Agreement and the other Loan Documents.

9.5          Notices.  All notices given under this Agreement shall be in writing and be given by personal delivery, overnight receipted courier (such as UPS, Airborne, or Federal Express) or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature.  Notices shall be effective upon the first to occur of receipt, when proper delivery is refused, or the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above.  Addresses for notice may be changed by any party by notice to any other party in accordance with this Section.  If more than one person or entity executes this Agreement as Borrower, service of any notice on any one Borrower shall be effective service on all Borrower parties for all purposes.

9.6          Actions.  Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that might affect its security or its rights, duties, or liabilities relating to the Loan, the Property, or any of the Loan Documents.  Borrower shall pay promptly on demand all of Bank’s out-of-pocket costs, expenses, and reasonable legal fees and expenses of Bank’s counsel incurred in those actions or proceedings.

9.7          Attorneys’ Fees.  In any lawsuit or arbitration arising out of or relating to this Agreement, the Loan Documents, or the Loan, the prevailing party will be entitled to recover from each other party such sums as the court or arbitrator adjudges to be reasonable attorneys’ fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law.  In all other actions or proceedings, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank’s costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or protecting Bank’s rights or interests.  From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.  Whenever Borrower is obligated to pay or reimburse Bank for any attorneys’ fees, those fees include the allocated costs for services of in-house counsel, to the extent not prohibited by applicable law.

9.8          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the choice of law rules of that state, except to the extent that any of such laws may now or hereafter be preempted by Federal law.  Borrower and each other Obligated Group Party consents to the jurisdiction of any Federal or State court within the State of Arizona, submits to venue in such state, and also consents to service of process by any means authorized by Federal law or the law of such state.  Without limiting the generality of the foregoing, Borrower and each other Obligated Party hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) Borrower or any other Obligated Party is not subject to the jurisdiction of the courts of the above-referenced state or the United States District Court for such state, or (ii) such suit, action, or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper.

9.9          Heirs, Successors, and Assigns; Participations.  The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors, and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance.  Bank in its sole and absolute discretion may sell or assign the Loan or participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower or any other Obligated Group Party.  Also without notice to or the consent of Borrower or any other Obligated Group Party, Bank or its affiliates may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan or any other loans made by Bank to Borrower or any other Obligated Group Party (whether under this Agreement or otherwise), any financial or other information, data or material in Bank’s possession relating to Borrower, any partners of Borrower, the Loan, the Improvements, or the Property.

9.10        Relationships With Other Bank Customers.  From time to time, Bank may have business relationships with Borrower’s or any other Obligated Group Party’s customers, suppliers, contractors, tenants, partners, members, shareholders, officers, or directors, or with businesses offering products or services similar to those of Borrower or any other Obligated Group Party, or with persons seeking to invest in, borrow from, or lend to Borrower or any other Obligated Group Party.  Borrower and each other Obligated Group Party agrees that Bank may extend credit to such parties and take any action it deems necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower’s or any other Obligated Group Party’s financial condition or operations.  Borrower and each any other Obligated Group Party further agrees that in no event shall Bank be obligated to disclose to Borrower or any other Obligated Group Party any information concerning any other Bank customer.

9.11        Disclosure to Title Company.  Without notice to or the consent of Borrower or any other Obligated Group Party, Bank may disclose to any title insurance company insuring any interest of Bank under the Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data, or material in Bank’s possession relating to Borrower, the other Obligated Group Parties, the Loan, the Improvements, or the Property.

9.12        Improvement District.  Borrower shall not consent to, vote in favor of, or directly or indirectly advocate or assist in, the incorporation of any part of the Property into any improvement or community facilities district, special assessment district or other district without Bank’s prior written consent in each instance.

9.13        Restriction on Personal Property.  Except for the replacement of personal property made in the ordinary course of Borrower’s business with items of equal or greater value, Borrower shall not sell, convey or otherwise transfer or dispose of its interest in any personal property in which Bank has a security interest, or contract to do any of the foregoing, without the prior written consent of Bank in each instance.

9.14        Publicity.  Borrower hereby agrees that Bank, at its expense, may publicize the financing of the Property and, in connection therewith, may use the address, description and photographs or other illustrative drawings of the Property.

9.15        Severability.  The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision.  If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.

9.16        Interpretation.  Whenever the context requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and each gender shall include any other gender.  The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”  No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.  Whenever any provision of this Agreement, including any representation, covenant, or Event of Default contained herein, applies to a guarantor, third party pledgor, or any other party to any Loan Document other than Borrower, such provision only applies to such party during the time that such party’s guaranty, pledge, or other Loan Document, as applicable, remains in effect.

9.17        Amendments.  This Agreement may not be modified or amended except by a written agreement signed by the party against whom enforcement is sought.

9.18        Counterparts.  This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts constitute but one and the same document.

9.19        Language of Agreement.  The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party.

9.20        Exchange of Information.  Borrower and each other Obligated Group Party agrees that Bank may exchange or disclose financial and other information about Borrower, the other Obligated Group Parties, or the Property with or to any of Bank’s affiliates or other related entities and with any party that acquires a participation or other interest in all or part of the Loan.

9.21        Survival.  The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Agreement.

9.22        Further Performance.  Borrower and the other Obligated Group Parties, whenever and as often as they shall be requested by Bank, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to Bank, such further instruments and documents, and do any and all things as may be requested, in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

9.23        Time is of the Essence.  Time is of the essence in the performance of this Agreement and the other Loan Documents by Borrower and the other Obligated Group Parties, and each and every term thereof.

9.24        Recitals; Exhibits.  The recitals to this Agreement set forth above in the “Factual Background” are true, complete, accurate, and correct, and such recitals are incorporated hereby by reference.  The exhibits to this Agreement are incorporated hereby by reference.

9.25        Loan Commission.  Except as otherwise agreed in writing by Bank:  (a) Bank shall not be obligated to pay any brokerage commission or fee in connection with or arising out of the Loan, and (b) Borrower shall pay any and all brokerage commissions or fees arising out of or in connection with the Loan.

9.26        Patriot Act Provisions.  The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (as such maybe amended or recodified from time to time, the “Patriot Act”):

(a)           Important Information About Procedures for Opening a New Account.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  Borrower is hereby notified that when Borrower opens an account, including but not limited to the Account, and any reserve account that may be required pursuant to the terms of this Agreement, (i) if Borrower is not an individual, Bank will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower, and may also ask to see Borrower’s legal organizational documents or other identifying documents, and (ii) if Borrower is an individual, Bank will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and may also ask to see Borrower’s driver’s license or other identifying documents.

(b)           Government Regulation.  Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Bank at any time to enable Bank to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act.

9.27        Integration and Relation to Loan Commitment.  The Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including Bank’s loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

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See the following pages for signatories.)

IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.

“BORROWER”

THE INVENTURE GROUP, INC.,		Address for notices to Borrower:
a Delaware corporation
The Inventure Group, Inc.
By:	/s/ Eric J. Kufel	5050 N. 40th Street, Suite 300
	Eric J. Kufel, its President/CEO	Phoenix, Arizona 85018
Attention: Steve Weinberger

(Remainder of page intentionally left blank.
See the following pages for additional signatories.)

“BANK”

U.S. BANK NATIONAL ASSOCIATION,		Address for notices to Bank:
a national banking association		U.S. Bank National Association
101 North First Avenue, Suite 1600
By:	/s/ Timothy Coffey	Phoenix, AZ 85003
Timothy Coffey, Vice President		Attention: Commercial Banking

(Remainder of page intentionally left blank.
See the following pages for Obligated Group’s signatories.)

ACKNOWLEDGED AND AGREED TO THIS

                    DAY OF JUNE, 2007:

“OBLIGATED GROUP”

BN FOODS, INC., a Colorado corporation		Address for notices to BN Foods:

By:	/s/ Eric J. Kufel	BN Foods, Inc.
	Eric J. Kufel, its President	c/o The Inventure Group, Inc. 5050 N. 40TH Street, Suite 300 Phoenix, AZ 85018 Attention: Steve Weinberger

BOULDER NATURAL FOODS, INC.,		Address for notices to Boulder:
an Arizona corporation
Boulder Natural Foods, Inc.
c/o The Inventure Group, Inc.
By:	/s/ Eric J. Kufel	5050 N. 40TH Street, Suite 300
	Eric J. Kufel, its President	Phoenix, AZ 85018
Attention: Steve Weinberger

LA COMETA PROPERTIES, INC., an Arizona		Address for notices to La Cometa:
corporation
La Cometa Properties, Inc.
c/o The Inventure Group, Inc.
By:	/s/ Eric J. Kufel	5050 N. 40TH Street, Suite 300
	Eric J. Kufel, its President	Phoenix, AZ 85018
Attention: Steve Weinberger

POORE BROTHERS - BLUFFTON, LLC,		Address for notices to PBB:
a Delaware limited liability company

Poore Brothers - Bluffton, LLC
c/o The Inventure Group, Inc.
By:	/s/ Eric J. Kufel	5050 N. 40TH Street, Suite 300
	Eric J. Kufel, its Manager	Phoenix, AZ 85018
Attention: Steve Weinberger

RADER FARMS, INC.,		Address for notices to Rader:
a Delaware corporation
Rader Farms, Inc.
c/o The Inventure Group, Inc.
By:	/s/ Eric J. Kufel	5050 N. 40TH Street, Suite 300
	Eric J. Kufel, its President	Phoenix, AZ 85018
Attention: Steve Weinberger

TEJAS PB DISTRIBUTING, INC.,		Address for notices to Tejas:
an Arizona corporation
Tejas PB Distributing, Inc.
By:	/s/ Eric J. Kufel	c/o The Inventure Group, Inc.
	Eric J. Kufel, its President	5050 N. 40TH Street, Suite 300
Phoenix, AZ 85018
Attention: Steve Weinberger

EXHIBIT A

Description of Property

PARCEL A:

The North half of the West half of the East half of the Northwest quarter (also known as Government Lot 3) of Section 6, Township 40 North, Range 4 East of W.M.; Except the North 420 feet of the East 332 feet thereof and except right of way for Halverstick Road tying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL B:

The West three-fourths of Government Lot 2 in Section 6, Township 40 North, Range 4 East of W.M., excepting a strip 16 feet wide along the West side thereof for road, and except right of way for Halverstick Road No. 257, lying along the North line thereof.  Also, the East half of the Northeast quarter of the Northwest quarter (also known as Government Lot 3) of Section 6, Township 40 North, Range 4 East of W.M.; (East half of Government Lot 3).  Except right of way for Halverstick Road No. 257, lying along the North line thereof;

Also, except that portion of the East half of the Northeast quarter of the Northwest quarter (also known as Government Lot 3) described as follows:

Beginning at the Northwest corner of the East half of the Northeast quarter of the Northwest quarter (also known as Government Lot 3); thence East 600 feet; thence South 363 feet; thence West 600 feet; thence North 363 feet to the point of beginning; Less road.

Except also a tract of land within Government Lot 2, also known as the Northwest quarter of the Northeast quarter of Section 6, Township 40 North, Range 4 East of W.M., said tract being more particularly described as follows:

Commencing at the Northwest corner of said Government Lot 2; thence South 88°13’57” East along the North line of said Government Lot 2 a distance of 313.45 feet to the true point of beginning; thence South 02°40’29” West along an existing fence line and its Southerly extension a distance of 642.79 feet; thence South 88°13’57” East a distance of 681.43 feet to the West line of the East half of said Government Lot 2; thence North 02°03’24” East along said West line a distance of 642.72 feet to the North line of said Government Lot 2; thence North 88°13’57” West along said North line a distance of 674.74 feet to the true point of beginning;

Except the right-of-way for Halverstick Road No. 257, lying along the Northerly line thereof.

Situate in Whatcom County, Washington.

PARCEL C:

Government Lot 4 (the Northwest quarter of the Northwest quarter) in Section 6, Township 40 North, Range 4 East of W.M., excepting the East 20 acres thereof, and except right of way for Halverstick Road, lying along the North line thereof.

Situate in Whatcom County, Washington.

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PARCEL D:

The West half of the West half of the Southeast quarter of the Northeast quarter of Section 1, Township 40 North, Range 3 East of W.M.

Also Government Lots 1 and 2, except right of way for Halverstick Road, lying along the North line thereof;

Also the Southwest quarter of the Northeast quarter, except that portion of Government Lot 2, described as follows:

Beginning at the Northeast corner of Government Lot 2; thence West 161 feet to the true point of beginning; thence West 537 feet; thence South 140 feet; thence East 537 feet; thence North 140 feet to the true point of beginning.

Except the South half of the Southwest quarter of the Northeast quarter;

Except the Northeast quarter of the Southwest quarter of the Northeast quarter;

Except the Southeast quarter of the Northwest quarter of the Northeast quarter;

Also, except that portion of Government Lot 2, described as follows:

The West 600 feet of the North 363 feet of Government Lot 2:

Together with the South 200 feet of the South half of the Southwest quarter of the Northeast quarter;

And also except that portion of Government Lot 2 of Section 1, Township 40 North, Range 3 East of W.M., described as follows:

Beginning at the Northeast corner of said Government Lot 2; thence West 161 feet to the point of beginning; thence South 140 feet; thence West 268.5 feet; thence South 33 feet; thence East 304.5 feet; thence North 173 feet; thence West 36 feet to the true point of beginning.

All situate in Whatcom County, Washington.

PARCEL E:

The South half of the Southwest quarter of the Northeast quarter, except the South 200 feet.  Together with the Northeast quarter of the Southwest quarter of the Northeast quarter. Also together with the Southeast quarter of the Northwest quarter of the Northeast quarter.

Also the East half of Government Lot 3 and a tract 50 feet square in the Northeast corner of the South half of the Northwest quarter, all in Section 1, Township 40 North, Range 3 East of W.M.

Except that portion of the East half of Government Lot 3, described as follows:

The North 363 feet of the East half of Government Lot 3, less roads.

Situate in Whatcom County, Washington.

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PARCEL F:

Beginning at the Northwest corner of the East half of the Northeast quarter of the Northwest quarter (also known as Government Lot 3) Section 6, Township 40 North, Range 4 East, W.M.; thence East 600 feet; thence South 363 feet; thence West 600 feet; thence North 363 feet to the point of beginning.

Except the right-of-way for Halverstick Road, lying along the Northerly line thereof.

Situate in Whatcom County, Washington.

PARCEL G:

The East 20 acres of Government Lot 4, except the West 165 feet of the East 330 feet of the Worth 264 feet thereof, in Section 6, Township 40 North, Range 4 East of W.M.

Except right of way for Halverstick Road, lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL H:

The West 16 feet of Government Lot 2 of Section 6, Township 40 North, Range 4 East of WM, except the right-of-way for Halverstick Road, lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL I:

The West 600 feet of the North 363 feet of Government Lot 2 of Section 1, Township 40 North, Range 3 East of W.M.;

Except the right-of-way for Halverstick Road, lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL J:

The North 363 feet of the East half of Government Lot 3 of Section 1, Township 40 North, Range 3 East of W.M.

Except the right-of-way for Halverstick Road, lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL K:

The West 165 feet of the East 330 feet of the North 264 feet of the East 20 acres of Government Lot 4, Section 6, Township 40 North, Range 4 East of W.M., Whatcom County, Washington, except right of way for Halverstick Road, lying along the Northerly line thereof.

Situate in Whatcom County, Washington.

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PARCEL L:

The South 555 feet of the following described tract:

A tract of land situated in the Northeast quarter of the Northeast quarter of Section 3, Township 40 North, Range 3 East of W.M., described as follows:

Commencing at a point 40 feet of the Northwest corner of the Northeast quarter of the Northeast quarter of said Section 3; running thence East, a distance of 50 rods; thence South, a distance of 48 rods; thence West, a distance of 50 rods; thence North, a distance of 48 rods to the point of beginning.  Except right-of-way for Halverstick Road.

Situate in Whatcom County, Washington.

PARCEL M:

The East half of the Northeast quarter of Section 3, Township 40 North, Range 3 East of W.M.; Except the North 48 rods thereof; Except 40 feet of the West 50 rods thereof; And also except the South half of the Southeast quarter of the Northeast quarter thereof; And except right-of-way for Halverstick Road No. 419 lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL N:

The North 15 acres of the West 20 acres of the South half of the Southeast quarter of Section 9, Township 40 North, Range 3 East of W.M.; Except right-of-way for county road over the East 20 feet as conveyed to Whatcom County by deed recorded August 14, 1908, under Auditors File No. 123163; Except the right-of-way for East Badger Road lying along the Southerly line thereof.

Situate in Whatcom County, Washington.

PARCEL N-1:

An easement for ingress, egress and utilities as disclosed by that certain instrument recorded December 29, 1975. under Whatcom County Auditor’s File No. 1205059.

This easement is for the benefit of Parcel N alone.

Situate in Whatcom County, Washington.

PARCEL O:

The South half of the Northwest quarter of the Southeast quarter of Section 9, Township 40 North, Range 3 East of W.M.; Except right-of-way for county road over the South 40 feet conveyed to Whatcom County by deed recorded August 14, 1908, under Auditors File No. 123760.

Also, the Southwest quarter of the Southeast quarter, except the West 20 acres thereof; And the West half of the Southeast quarter of the Southeast quarter, except the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter; And except the North 150 feet of the East 150 feet of the Southwest quarter of the Southeast quarter of the Southeast quarter; And except the East 16 feet of the

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Southwest quarter of the Southeast quarter of the Southeast quarter; And except right-of-way for East Badger Road No. 408 lying along the South line thereof.  All in said Section 9.

Situate in Whatcom County, Washington.

PARCEL P:

The West 10 acres of the following described tract:

The North half of the Northeast quarter of the Southeast quarter, and the North 30 feet of the South half of the Northeast quarter of the Southeast quarter of Section 9, Township 40 North, Range 3 East of W.M., also, excepting therefrom the right-of-way for Haveman Road lying along the Northerly line thereof.

Situate in Whatcom County, Washington.

PARCEL Q:

The North 150 feet of the East 150 feet of the Southwest quarter of the Southeast quarter of the Southeast quarter, and the East 16 feet of the Southwest quarter of the Southeast quarter of the Southeast quarter; Except right-of-way for East Badger Road No. 408 lying along the South line thereof, in Section 9, Township 40 North, Range 3 East of W.M. Except that portion conveyed to the State of Washington for highway purposes by deed recorded July 27, 1989, under Auditor’s File No. 1641973.

Situate in Whatcom County, Washington.

PARCEL R:

The South 203 feet of the Northeast quarter of the Southeast quarter of the Southeast quarter and the South 203 feet of the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter, all in Section 9, Township 40 North, Range 3 East of W.M., except the East 450 feet thereof.

Situate in Whatcom County, Washington.

PARCEL S:

The Northeast quarter of the Southeast quarter of the Southeast quarter and the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter, all in Section 9, Township 40 North, Range 3 East of W.M., excepting therefrom the South 203 feet of the Northeast quarter of the Southeast quarter of the Southeast quarter, and the South 203 feet of the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter of said section. Except the East 450 feet thereof, Except the right-of-way for Line Road tying along the Easterly line thereof.

Situate in Whatcom County, Washington.

PARCEL S-1:

An easement for the perpetual benefit of the present and successive owners of the above-described property for ingress, egress and utilities over, under and across the following described property:

The North 60 feet of the East 450 feet of the following described property:

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The Northeast quarter of the Southeast quarter of the Southeast quarter, and the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter, all in Section 9, Township 40 North, Range 3 East of W.M., excepting therefrom the South 203 feet of the Northeast quarter of the Southeast quarter of the Southeast quarter, and the South 203 feet of the East 3 acres of the Northwest quarter of the Southeast quarter of the Southeast quarter of said section.  Except right-of-way for Line Road lying along the East line thereof.

Situate in Whatcom County, Washington.

PARCEL T:

That portion of the following described tract of land lying West of a line being a Northerly extension of the West line of the tract of land conveyed by deed recorded April 12, 1988, under Auditors File No. 1599600, more particularly described as follows:

The North half of the Northeast quarter of the Southeast quarter, and the North 30 feet of the South half of the Northeast quarter of the Southeast quarter of Section 9, Township 40 North, Range 3 East of W.M., excepting therefrom those parcels of land conveyed to deeds on May 11, 1972, April 29, 1977, February 20, 1980, March 13, 1986, and April 12, 1988, under Auditor’s File Nos. 1114731, 1250007, 1350015, 1531510 and 1599600, respectively.  Also excepting thereof the rights-of-way for Haveman Road lying along the Northerly line thereof, and Line Road lying along the Easterly line thereof. Also, except the West 10 acres thereof.

Situate in Whatcom County, Washington.

PARCEL U:

The Southeast quarter of the Southeast quarter of the Southeast quarter of Section 9, Township 40 North, Range 3 East of W.M., except right-of-way for East Badger Road No. 408 lying along the South line thereof, and except right-of-way for Line Road No. 149 lying along the East line thereof. Also, except those portions deeded to the State of Washington for highway purposes recorded June 27, 1989 under Auditor’s File Nos. 1641973 and 1641974, respectively.

Situate in Whatcom County, Washington.

PARCEL V:

Beginning at the Southwest corner of Section 10, Township 40 North, Range 3 East of W.M.; thence East 365 feet; thence North 600 feet; thence West 365 feet to the West section line; thence South 600 feet along the West section line to the point of beginning. Except the right-of-way for East Badger Road lying along the Southerly line thereof, and also except the right-of-way for Line Road lying along the Westerly line thereof.  Except that portion deeded to the State of Washington for road purposes by deed recorded April 18, 1989, under Whatcom County Auditor’s File No. 1634072.

Situate in Whatcom County, Washington.

PARCEL W:

The Northwest quarter of the Northwest quarter of the Southwest quarter and the South one-half of the Northwest quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M.,

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excluding that portion of the Northwest quarter of the Southwest quarter of that section described as follows:

Beginning at the Southwest corner of the Northwest quarter of the Southwest quarter; thence North along the West line, 899 feet, 4 inches East, parallel with the North section tine, 200.0 feet; thence South, parallel with the West section line, 339.4 feet; thence East, parallel with the North section line, 460.0 feet; thence North, parallel with the West section line, 100.0 feet; thence East, parallel with the North section line to the East line of the Northwest quarter of the Southwest quarter; thence South along the East line of the Northwest quarter of the Southwest quarter to the Northeast corner of the Northwest quarter of the Southwest quarter; thence West along the South line of the Northwest quarter of the Southwest quarter to the point of beginning. Except the right-of-way of County Road 149 (commonly referred to as Line Road) lying along the West line thereof, and except the right-of-way of the County Road 649 (commonly referred to as Haveman Road) along the North line thereof. Except the West 200,0 feet of the North 220.0 feet thereof.

Situate in Whatcom County, Washington.

PARCEL X:

Beginning 365 feet East of the Southwest corner of Section 10, Township 40 North, Range 3 East, the true point of beginning; thence continuing East 600 feet; thence North 365 feet; thence West 600 feet; thence South 365 feet to the true point of beginning.  Except the right-of-way for East Badger Road lying along the Southerly line thereof.  Except that portion deeded to the State of Washington for road purposes by deed recorded April 18, 1989, under Whatcom County Auditor’s File No. I 634072.

Situate in Whatcom County, Washington.

PARCEL Y:

The Southwest quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., except the South 571.28 feet of the East 305.00 feet thereof. Except a tract beginning 365.00 feet East of the Southwest corner of said Section 10, the true point of beginning; thence continuing East 600.00 feet; thence North 365.00 feet; thence West 600.00 feet; thence South 365.00 feet to the true point of beginning. Also except a tract beginning at the Southwest corner of said Section 10; thence East 365.00 feet; thence North 600.00 feet; thence West 365.00 feet to the West section line; thence South 600.00 feet along the West section line to the point of beginning. And except right-of-way for East Badger Road lying along the Southerly line thereof, and also except the right-of-way for Line Road lying along the Westerly line thereof.

Situate in Whatcom County, Washington.

PARCEL Z:

The portion of the Northwest quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., described as follows:

Beginning at the Southwest corner of the Northwest quarter of the Southwest quarter of said section; thence North along the West line, 899 feet, 4 inches; thence East, parallel with the North line of said section, 200.0 feet; thence South, parallel with the West line of said section 339.4 feet; thence East, parallel with the North line of said section, 460.0 feet; thence North, parallel with the West line of said section, 100.0 feet; thence East, parallel with the North line of said section to the East line of the

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Northwest quarter of the Southwest quarter of said section; thence South along the East line of the Northwest quarter of the Southwest quarter to the Southeast corner of the Northwest quarter of the Southwest quarter of said section; thence West along the South line of the Northwest quarter of the Southwest quarter to the true point of beginning. Except the South 264.0 feet of the West 160.0 feet of the Southwest quarter of the Northwest quarter of the Southwest quarter of said Section 10; and except the North 335 feet, 4 inches of the South 599 feet, 4 inches of the West 130.0 feet of the Southwest quarter of the Northwest quarter of the Southwest quarter of said Section 10; and except right-of-way for Line Road No. 149 lying along the West line thereof; and except right-of-way for Haveman Road No. 649 lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL AA:

The Northeast quarter of the Northwest quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., except right-of-way for Haveman Road (County Road No. 649) lying along the North line thereof.

Situate in Whatcom County, Washington.

PARCEL BB:

The South 571.28 feet of the East 305.00 feet of the Southwest quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., except right-of-way for East Badger Road lying along the South line thereof, and except the South 325.00 feet thereof.

Situate in Whatcom County, Washington.

PARCEL CC:

The West half of the East half of the Southeast quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., also the West half of the Southeast quarter of the Southwest quarter of said Section 10; except the South 325 feet of the West 400 feet thereof; also, except a tract beginning 400 feet East of the Southwest corner of the Southeast quarter of the Southwest quarter of said Section 10, the true point of beginning; thence North 400 feet; thence East 625 feet, more or less, to the East line of the West half of the East half of the Southeast quarter of the Southwest quarter; thence South 400 feet; thence West 625 feet, more or less, to the point of beginning.  All except East Badger Road lying along the Southerly line thereof.

Situate in Whatcom County, Washington.

PARCEL DD:

Beginning 400 feet East of the Southwest corner of the Southeast quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., the true point of beginning; thence North 400 feet; thence East 625 feet, more or less, to the East line of the West half of the East half of the Southeast quarter of the Southwest quarter; thence South 400 feet; thence West 625 feet, more or less, to the point of beginning. Except the right-of-way for East Badger Road lying along the Southerly line thereof.

Situate in Whatcom County, Washington.

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PARCEL EE:

The Northeast quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., except the North 5 rods of the East 16 rods of the Northeast quarter of the Southwest quarter of said Section 10, and except right-of-way for Haveman Road No. 649 lying along the Northerly line thereof, and except right-of-way for Northwood Road (County Road No. 185) lying along the Easterly line thereof.

Situate in Whatcom County, Washington.

PARCEL FF:

The North 5 rods of the East 16 rods of the Northeast quarter of the Southwest quarter of Section 10, Township 40 North, Range 3 East of W.M., and except right-of-way for Haveman Road No. 649 lying along the North line thereof, and except right-of-way for Northwood Road (County Road No. 185) lying along the Easterly line thereof.

Situate in Whatcom County, Washington.

PARCEL GG:

Government Lot 3, except the South 366 feet of the West 165 feet thereof, Section 33, Township 41 North, Range 3 East of W.M., except East Boundary Road lying along the Northerly line thereof, and except right-of-way for Assink Road lying along the Easterly line thereof.

Also except the following described tract:

Beginning at the Northwest corner of said Government Lot 3; thence South 327 feet, more or less, to the North line of the South 366 feet of said Government Lot 3; thence East 165 feet; thence South 23 feet; thence East 497 feet; thence North 350 feet, more or less, to the North line of said Government Lot 3; thence West to the point of beginning.

Together with the Northeast quarter of the Southwest quarter (except the West 10 rods thereof), in Section 33, except right-of-way for Assink Road.

Situate in Whatcom County, Washington.

PARCEL GG-1:

A perpetual non-exclusive easement for the existing poles and overhead power lines now in place (and the right to enter the premises for maintenance, repair and replacement of the same) under, over, through and across the property described as follows:

The West 70 feet of the East 110 feet of a tract of land described as follows:

Beginning at the Northwest corner of Government Lot 3 of Section 33, Township 41 North, Range 3 East of W.M.; thence South 327 feet, more or less, to the North line of the South 386 feet of said Government Lot 3; thence East 165 feet; thence South 23 feet; thence East 497 feet; thence North 350 feet, more or less, to the North line of said Government Lot 3; thence West to the point of beginning.

The easement is for the benefit of Parcel GG above.

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Situate in Whatcom County, Washington.

PARCEL GG-2:

An easement, 15 feet in width, for the purposes of installing, utilizing and maintaining a pressurized underground pipeline as disclosed by that certain instrument recorded January 10, 2003, under Whatcom County Auditor’s File No.2030101660.

The easement is for the benefit of Parcel GG above.

Situate in Whatcom County, Washington.

PARCEL HH:

Government Lots Sand 6 of Section 31, Township 41 North, Range 4 East of the Willamette Meridian, except that portion thereof lying within Holmquist Road and Halverstick Road;

Also, except that portion of Government Lots 5 and 6, described as follows:

The West 363 feet of Government Lots 5 and 6, except the South 1200 feet thereof;
And except that portion lying North of the South line of Judson Lake; less roads;

Also, except that portion of Government Lot 6, described as follows:

The West 353 feet of the South 600 feet; less roads;

Also, except that portion of Government Lot 6, described as follows:

The West 363 feet of the South 1200 feet of Government Lot 6, except the South 600 feet thereof; less roads;

Situate in Whatcom County, Washington.

PARCEL II:

The West 363 feet of Government Lots 5 and 6 of Section 31, Township 41 North, Range 4 East of W.M.;

Except the South 1200 feet thereof;

And except that portion lying North of the South line of Judson Lake: less roads. Situate in Whatcom County, Washington.

PARCEL JJ:

The West 363 feet of the South 600 feet of Government Lot 6 of Section 31, Township 41 North, Range 4 East of W,M.; Less roads;

Situate in Whatcom County, Washington.

PARCEL KK:

The West 363 feet of the South 1200 feet of Government Lot 6 of Section 31, Township 41 North, Range 4 East of W.M.;

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Except the South 600 feet thereof; Less roads;

Situate in Whatcom County, Washington.

Parcel LL:

Government Lot 2, except the South 49 1/2 feet thereof of Section 4, Township 40 North, Range 3 East of W.M.;

Except right of way for Assink Road lying along the West line thereof;

Also

Government Lot 3, Section 4, Township 40 North, Range 3 East of W.M., EXCEPT 30 feet off the East side deeded to Whatcom County for road; except Assink Road.

Situate in Whatcom County, Washington.

Parcel MM:

The Northeast quarter of the Northeast quarter of Section 9, Township 40 North, Range 3 East of W.M., except therefrom the South half of the Southwest quarter of the Northeast quarter of the Northeast quarter of said Section 9 and excepting therefrom the South half of the Southeast quarter of the Northeast quarter of the Northeast quarter of Section 9, Township 40 North, Range 3 East of W.M., except Pangborn Road.

Situate in Whatcom County, Washington.

Street Address of Property

1270 East Badger Road

Lynden, Washington

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EXHIBIT B

Compliance Certificate

The undersigned, being the being the Chief Financial Officer and Treasurer of THE INVENTURE GROUP, INC., a Delaware corporation (the “Borrower”) hereby certifies to U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) for itself and each of the other Obligated Group Parties, as follows:

1.             This certificate (the “Compliance Certificate”) is being provided pursuant to Section 3.5 of that certain loan agreement (the “Loan Agreement”) dated as of June 28, 2007, by and between Bank and Borrower, made with the acknowledgment and agreement of the other Obligated Group Parties.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.             As of the effective date set forth below, the undersigned has no knowledge of any event which constitutes, or which, with the giving of notice or the passage of time, or both, would constitute a default or an Event of Default under any of the Loan Documents.

3.             As of the effective date set forth below, the financial condition of Borrower, and each other Obligated Group Party, remains essentially the same as it was the date of the last financial statement submitted by Borrower to Bank and that no material adverse change has occurred in the financial condition of Borrower or the other Obligated Group Parties that affects the any collateral securing the Credit Facilities or Borrower’s or any Obligated Group Party’s ability to repay any of the Credit Facilities pursuant to the terms of the Loan Documents.

4.             As of the effective date set forth below, the Obligated Group is in compliance with the financial covenants set forth in the Loan Agreement, including the minimum Fixed Charge Coverage Ratio, maximum Leverage Ratio, and minimum Tangible Net Worth requirements set forth in Section 3.17 of the Loan Agreement.  Upon the request of Bank, Borrower shall provide financial covenant analyses and information in form and substance acceptable to Bank showing Borrower’s compliance with the financial covenants set forth in the Loan Agreement, which shall be true and accurate on and as of the effective date of this Compliance Certificate.

5.             As of the effective date set forth below, neither Borrower nor any other Obligated Group Party has any claim against Bank, or any defenses or offsets to payment of any Credit Facility or any other amounts due under the Loan Documents.

6.             As of the effective date set forth below, the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Certificate to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date.

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IN WITNESS WHEREOF, this Certificate has been executed to be effective as of                           , 2007.

“BORROWER”

THE INVENTURE GROUP, INC., a Delaware corporation		Address for notices to Borrower:

The Inventure Group, Inc.
5050 N. 40th Street, Suite 300
By:		Phoenix, Arizona 85018
	Eric J. Kufel, its President/CEO	Attention: Steve Weinberger

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EXHIBIT C

Approved Existing Liens

1.                                       CNH Capital American, LLC, secured by two (2) Korvan pickers, Model # 9000R, Serial # 01023 and Serial # 01024.

2.                                       Toyota Motor Credit Corp., secured by one (1) Toyota Fork Lift Model 7FBCU25, Serial #67279.

3.                                       Trinity Lease, secured by one (1) 2006 53 foot reefer unit (semi trailer).

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